UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Soliciting Material under §240.14a-12

JANUS HENDERSON GROUP PLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2024

Annual General Meeting of
Shareholders and Proxy Statement

MAY 1, 2024

MESSAGE FROM OUR BOARD CHAIR

John Cassaday

Chair of the Board

March 22, 2024

Dear Fellow Shareholders,

On behalf of our Board of Directors, we are pleased to invite you to the 2024 Annual General Meeting of Shareholders of Janus Henderson Group plc to be held on Wednesday, May 1, 2024, at 151 Detroit Street, Denver, Colorado 80206, USA, starting at 2:00 p.m. local time. Please read the following Notice of Annual General Meeting and Proxy Statement, as well as our 2023 Annual Report, carefully before you vote.

While 2022 was a year of strategic transition, 2023 was a year of significant progress at Janus Henderson. Throughout a difficult operating environment, your company delivered solid financial results, maintained a strong balance sheet, and generated healthy cash flow, which enabled us to return over $320 million to shareholders through dividends and share repurchases. Of particular importance, 2023 net outflows of $0.7 billion improved markedly from 2022 net outflows of more than $30 billion. As we mentioned last year, the strategy which we articulated in 2022, Protect and Grow, Amplify, and Diversify, is centered on the belief that a combination of relentless focus and disciplined execution across our core business will drive future success as a global active asset manager; our 2023 results demonstrate that we are beginning to realize the benefits of our renewed strategy, the deliberate investments we have made over the past two years in technology and people, and our simplified operating model.

In 2023, we introduced our company-wide Mission, Values, and Purpose, or “MVP.” Our MVP, coupled with our strategy, guides our decision making and prioritization, defines who we are and what we stand for, not just for today but what we want to be in the future. We believe that a deliberate and resonant organizational purpose can lead to higher levels of engagement, retention, and foster greater loyalty from clients. Our purpose, “Investing in a Brighter Future Together,” is a collective commitment to a future that benefits all stakeholders. Our five core values guide our daily operations and align our long-term goals with our purpose: Clients Come First – Always, Execution Supersedes Intention, Together We Win, Diversity Improves Results, and Truth Builds Trust.

This year, we would like to highlight one of those core values and how colleagues living our values have helped us to succeed and achieve our purpose of Investing in a Brighter Future Together with our clients, and their clients. We would like to share with you several examples where your Board has been made aware of associates embracing the core value of Clients Come First – Always. At a high-level, we achieve this through identifying with our clients and anticipating and prioritizing their needs, with a focus of delivering the highest quality, straightforward results. In practice, it means employees going above and beyond to put the client first.

One such collaborative effort where we have seen this exemplified is through the significant regulatory and operational efforts undertaken to address and even surpass client needs within our US Direct channel, including offering direct-to-consumer, tailored investment advice for the first time, meeting our clients as a trusted partner throughout their investing journey. We also enhanced and simplified our Direct website for a more beneficial client experience. Separately, we have expanded our Strategic Account Program, which provides specialized knowledge, amplified day-to-day partnering, and joint problem-solving to some of our largest clients, as we seek to build stronger, deeper, and uniquely differentiated ties with our clients through enhancing their business objectives.

Last year, we launched our first brand awareness advertising campaign in North America, which was tailored to raise awareness of our firm with the Intermediary audience. This campaign was predicated on reintroducing ourselves to the marketplace with credibility-building facts that give clients clear reasons to partner with us. We have also increased global client outreach and awareness of Janus Henderson through sponsoring or attending nearly 250 webcasts, wholesale events, and institutional events, reaching over 70,000 participants. With the world undergoing transformative change, our 2023 Knowledge Exchanges in both Madrid and London provided nearly 250 of our clients with in-depth insights and a dynamic and informative opportunity to share thinking with a wide range of Janus Henderson experts. Another important example of our outreach is our amplified efforts to reinforce our client experience when we have had portfolio management transitions. To demonstrate our commitment to deliberate and in-depth succession planning, clients are assured that we have well-defined career paths, extensive mentoring, and other tools and processes that will help our Investment teams continue to deliver high-quality investment results.

Each of these examples is a recent account of Janus Henderson employees putting the client first, and, as fellow stakeholders, we believe it is important for you to know how your company is embedding these values into every facet of the organization to achieve excellence in all aspects of our business.

In conclusion, in our 90th anniversary year, we believe we are squarely on the path to achieving our ambitions of organic growth over time and delivering superior outcomes for all our stakeholders. Looking forward, the Board and Janus Henderson leadership will continue to control what we can control, including our effective cost discipline, ongoing investment in the business, world-class client outreach, and solid investment performance. We would also like to take this opportunity to thank Ed Garden, who stepped down from the Board in June 2023, for his significant contributions and valued insight. Also, in June 2023, Josh Frank and Leslie F. Seidman were appointed to the Board, and we appreciate the breadth and depth of their experience in assisting the Board in positioning Janus Henderson for future success.

As a shareholder, it is important that your shares are represented at the 2024 Annual Meeting in person or by proxy. You may vote your shares by internet, telephone, or mail pursuant to the instructions included on the proxy card or voting instruction form. Last year, approximately 85% of all eligible votes were cast by shareholders at the 2023 Annual Meeting, demonstrating the strong engagement and commitment of our shareholders to Janus Henderson.

On behalf of the Board of Directors, we thank you for your share ownership in Janus Henderson and your continued support. We hope you can attend our 2024 Annual Meeting.

Very truly yours,

John Cassaday

Chair

May 1, 2024

2:00 p.m. Denver Time

Janus Henderson Group plc
151 Detroit Street
Denver, Colorado 80206, USA

NOTICE

OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

AGENDA
1.	Elect 11 directors to serve on the Board until the 2025 Annual General Meeting of Shareholders
2.	Adopt a resolution, on an advisory basis, to approve the Company’s executive compensation
3.	Authorize the Company to repurchase its ordinary shares (“common stock”)
4.	Approve the reappointment and remuneration of auditors
5.	Any other business, if properly raised for consideration at the Meeting

By order of the Board of Directors,
Michelle Rosenberg
Chief Administrative Officer, General Counsel, and Company Secretary

WHO MAY VOTE:

Only holders of shares of the Company’s common stock and UK Depositary Interests on March 12, 2024 (the “Record Date”), are entitled to notice of, to attend, and to vote at the 2024 Annual General Meeting of Shareholders (the “2024 Annual Meeting” or “Meeting”) and at any adjournment or postponement thereof, provided such persons satisfy the applicable requirements described in the proxy materials. This 2024 Notice of Annual General Meeting and Proxy Statement is being mailed or made available to shareholders starting on or about March 22, 2024.

YOUR VOTE IS IMPORTANT:

Please carefully review the proxy materials and follow the instructions on page 71 to cast your vote as soon as possible in advance of the 2024 Annual Meeting.

ATTENDING THE MEETING:

Please see page 71 for instructions on how to attend the Meeting in person or listen to the Meeting via a listen-only webcast or dial-in.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2024:

Our Proxy Statement for the 2024 Annual Meeting and 2023 Annual Report are available at www.janushenderson.com/AGM2024

REVIEW OUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other holder of record to see which voting methods are available to you.	INTERNET Visit the website on your proxy card or voting instruction form	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date, and return your proxy card or voting instruction form in the enclosed envelope	IN PERSON Attend the 2024 Annual Meeting in Denver, Colorado, USA. See page 71 for instructions on how to attend

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PROXY STATEMENT – SUMMARY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Janus Henderson Group plc (the “Board ”) for the 2024 Annual Meeting to be held on Wednesday, May 1, 2024, at 2:00 p.m. Denver time. The following summary highlights selected information in this Proxy Statement. Please review this entire Proxy Statement and our 2023 Annual Report before voting your shares. Unless otherwise specified, “JHG,” “Janus Henderson,” the “Company,” “we,” “us,” “our,” and similar terms refer to Janus Henderson Group plc and “common stock” refers to JHG ordinary shares listed on the New York Stock Exchange (“NYSE ”).

2024 Annual Meeting Information

Time and Date	Location	Record Date
2:00 p.m., Denver time Wednesday, May 1, 2024	151 Detroit Street Denver, Colorado 80206	Tuesday, March 12, 2024

Company Strategy and 2023 Performance

Our strategy is focused on helping to define and serve our clients’ needs in a dynamic and competitive asset management landscape. Our strategic framework consists of three pillars: Protect and Grow our core businesses, Amplify our strengths not fully leveraged, and Diversify where clients give us the right to win.

We believe our strategy will deliver consistent organic revenue growth over time and desired results for our clients, shareholders, employees, and other stakeholders.

Progress will be measured in several ways:

■	Financially – We want to deliver consistent annual net new revenue growth with operating margin expansion over time.

■	For our clients – Results will be measured based on investment performance and our clients’ experience with Janus Henderson.

■	Organizationally – We will measure the ability to attract and retain top talent and the level of engagement from employees.

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2023 Accomplishments

In 2023, we continued to make significant progress on repositioning Janus Henderson to better meet the needs of our clients – and their clients – and positioning the Company for future growth.

Executed Strategic Progress

We are in the execution phase of our strategy and have made progress across all three strategic pillars:

■	Protect and Grow – Annual net sales were positive for the US Intermediary business, our largest client segment, for the first time in seven years.

■	Amplify – Annual net sales were positive for the Global Institutional business for the first time since 2018. Diversified Alternatives, which includes multi-strategy and enhanced index strategies, generated positive annual net sales and over 35% growth in assets under management in 2023. Annual net sales were positive, in aggregate, for our suite of active exchange-traded funds (“ETFs”), which have increased 65% annually since 2018.

■	Diversify – We established Privacore Capital, a joint venture that aims to take advantage of the democratization of private alternatives into the retail channel.

Improved Net Sales

Net sales improved significantly to $(0.7) billion in 2023 from $(37) billion in 2022.

Reinforced Culture

We reinforced our culture through introducing our Mission, Values, and Purpose company-wide. It defines who we are and what we stand for as a collection of individuals and a firm, not just for today but what we want to be in the future. It gives us a clear North Star.

Achieved Cost Efficiencies

We achieved run rate cost efficiencies of more than $50 million by the end of 2023 compared to our original target of $40 to $45 million by the end of 2024.

Simplified Operating Model

We simplified our operating model, including upgrading our order management system to improve our efficiency in delivering for our clients, and we delisted from the Australian Securities Exchange, allowing us to focus on a sole, more active exchange and reduce costs.

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Financial Highlights

3-year Investment Outperformance(1) 60%	Assets Under Management ($bn) $334.9bn

US GAAP Diluted Earnings per Share (“EPS”) $2.37	US GAAP Operating Margin 23.0%

Adjusted Diluted EPS(2) $2.63	Adjusted Operating Margin(2) 30.9%

Net New Money Growth(3) (0.2)%	Dividends per Share $1.56

(1)	Investment performance data represents percentage of assets under management (“AUM”) outperforming the relevant benchmark over three years. See page 39 for additional time periods. For additional information, see the inside back cover of our 2023 Annual Report.
(2)	For additional information, see Annex A, “Reconciliation of Non-GAAP Financial Measures.”
(3)	Calculated as total flows divided by beginning of period AUM.

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Your Vote Matters

We are asking our shareholders to vote on the following matters:

Proposal 1: Election of Directors	Page 19

Current Board Highlights

Demographics
■	10 of 11 members of the Board are independent under the NYSE listing standards
■	All directors serving on the Audit, Governance and Nominations, Human Capital and Compensation, and Risk Committees are independent
■	We have separated the roles of Board Chair and CEO, and we have an independent, non-executive Chair of the Board
■	45% of our directors are women and 27% are from racially and ethnically diverse backgrounds

Tenure
■	Mix of short- and long-tenured directors, with seven new directors joining the Board since 2022, including two in 2023
■	The tenure of our independent directors ranges from less than 1 to over 5 years, with an average tenure of 4 years
Engagement
■	The Board held 9 meetings in 2023
■	Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member, except for Josh Frank who joined the Board on June 9, 2023, and was unable to attend Board and committee meetings held on December 8, 2023, due to a scheduled medical procedure. Mr. Frank advised the Company in advance of those meetings that he would be unable to attend
■	The independent directors met in executive session at each regularly scheduled Board meeting in 2023
■	All 11 of our then-current directors attended our 2023 Annual General Meeting of Shareholders in person
Skills and Expertise
■	For information regarding the skills and expertise of our director nominees, please refer to the director skills matrix on page 14.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH DIRECTOR NOMINEE.

Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation	Page 62

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 3: Renewal of Authority to Repurchase Common Stock	Page 67

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SPECIAL RESOLUTION GRANTING AUTHORITY TO REPURCHASE COMMON STOCK.

Proposal 4: Reappointment and Remuneration of Auditors	Page 68

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AUDITORS, TO RATIFY THEIR APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024, AND TO AUTHORIZE THE DIRECTORS TO DETERMINE THE FEES TO BE PAID TO THE AUDITORS.
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BOARD OF DIRECTORS

Snapshot of Our Board Nominees

Name & Principal Occupation	Age	Director Since	Independent	Committee Memberships
John Cassaday Chair of the Board, Janus Henderson Group plc	70	2022	■	Governance and Nominations
Brian Baldwin Partner and Head of Research, Trian Fund Management, L.P.	41	2022	■	Governance and Nominations
Kalpana Desai Former Chief Executive, Macquarie Capital Asia	56	2017	■	Audit Governance and Nominations – Chair
Ali Dibadj Chief Executive Officer, Janus Henderson Group plc	48	2022		None
Kevin Dolan Former Chief Executive Officer, AXA Investment Managers	70	2017	■	Audit Governance and Nominations
Eugene Flood Jr. Former Executive Vice President, TIAA CREF	68	2017	■	Human Capital and Compensation Risk – Chair
Josh Frank Partner and Co-Chief Investment Officer, Trian Fund Management, L.P.	45	2023	■	Human Capital and Compensation Risk
Alison Quirk Former Executive Vice President and Chief Human Resources Officer, State Street Corporation	62	2022	■	Human Capital and Compensation – Chair Risk
Leslie F. Seidman Former Chair, Financial Accounting Standards Board	61	2023	■	Audit – Chair Governance and Nominations
Angela Seymour-Jackson Former Managing Director of Workplace Solutions, Aegon UK	57	2017	■	Human Capital and Compensation Risk
Anne Sheehan Former Director of Corporate Governance, California State Teachers’ Retirement System	67	2022	■	Audit Governance and Nominations

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Board Nominee Composition and Diversity

The following are highlights of the composition of our Board nominees:

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Board Nominee Skills and Expertise

We believe that for the Board to effectively guide the Company’s strategy, provide effective oversight, and lead us towards sustained, long-term success, it must be composed of individuals with a diverse mix of experience and expertise. The table below highlights the mix of key skills and qualifications that led the Board, as recommended by the Governance and Nominations Committee, to nominate each director for election.

Each “●” in the table below denotes a particular area of experience and expertise and indicates a primary qualification supporting the director’s nomination. A “¡” denotes an area in which a director has other demonstrated proficiency and indicates an additional qualification supporting the director’s nomination. The lack of a mark does not mean a director does not possess meaningful experience or skill in that area.

Asset Management Industry Extensive knowledge of the asset management or financial services industry
Client Focus & Distribution Meaningful experience in marketing, distribution, or customer service, preferably in the financial services industry
Executive Leadership CEO or other C-suite executive experience with a publicly listed or multinational company or government entity
Financial & Audit Relevant experience, education or expertise in financial and audit matters, including an understanding of GAAP, financial statements, accounting principles, and internal controls
Human Capital Management Extensive knowledge of human capital matters, including recruitment; performance management; compensation; and diversity, equity, and inclusion (“DEI”)
International Experience managing multinational business operations and/or proven knowledge of overseas markets
Legal & Regulatory Broad experience dealing with government, regulatory, and legal matters
Public Company Governance Substantive understanding of public company corporate governance, regulatory, and disclosure matters
Risk & Compliance Oversight Relevant risk management experience, including responsibility for oversight of risk management frameworks and systems
Strategy and M&A Expertise in the development, implementation, or oversight of strategic plans and evaluation, execution, or integration of M&A transactions
Sustainability Experience or education in environmental, social, and governance (“ESG”), sustainability, and climate-related matters and their relationship to our business and strategy
Technology & Cyber Relevant experience or education related to supervision of information technology assets and/or cybersecurity

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Board Nominee Biographies

Set forth below are biographies for each of the 11 directors nominated by the Board for election at the 2024 Annual Meeting.

Age 41 Director since: 2022 INDEPENDENT Committees: ■ Governance and Nominations

BRIAN BALDWIN

Professional Background

Mr. Baldwin is a Partner and Head of Research at Trian Fund Management, L.P. He has been a member of Trian’s Investment team since 2007 where he has worked on all of Trian’s investments in the asset management and financial services sectors and served as Senior Analyst until June 2023. Prior to joining Trian, Mr. Baldwin was an analyst at Merrill Lynch Global Private Equity from 2005 to 2007. From April 2018 to May 2020, Mr. Baldwin served as a director and a member of the Compensation and Governance Committees of nVent Electric plc (formerly the electrical business of Pentair plc before becoming a standalone public company).

Education

Mr. Baldwin received a BS (summa cum laude) from The Wharton School at the University of Pennsylvania.

Relevant Skills and Experience

Mr. Baldwin brings to the board 20 years of experience and expertise in the areas of corporate strategy development, finance, accounting, and mergers and acquisitions in the asset management sector. As a senior member of Trian’s Investment team, he has worked with numerous public companies to implement operational, strategic, and corporate governance improvements.

Age 70 Director since: 2022 INDEPENDENT CHAIR OF THE BOARD Committees: ■ Governance and Nominations

JOHN CASSADAY

Professional Background

Mr. Cassaday served as President and Chief Executive Officer of Corus Entertainment Inc. from its inception in 1999 until his retirement in 2015. Before Corus, he held various executive roles, including Executive Vice President of Shaw Communications, President and Chief Executive Officer of CTV Television Network, and President of Campbell Soup Company in Canada and the United Kingdom. He served as Lead Independent Director, Chair of the Nominating, Governance, and Compensation Committee, and as a member of the Audit Committee for Spin Master Corp from 2015 to 2018; as Chair of the Leadership Development and Compensation Committee and member of the Nominating and Corporate Governance and Executive Committees for Sysco Corp. from 2004 to November 2022; as Chair of the Compensation Committee for Irving Oil from 2009 to 2022; and Chair of the Board and member of the Corporate Governance and Nominating Committee for Manulife Financial Corp, a Canadian multi-national insurance company and financial services provider, from 1993 to February 2023.

Mr. Cassaday currently serves as a non-executive director and member of the Audit, Human Resources and Compensation, and Nominating and Corporate Governance Committees of Sleep Country Canada Holdings Inc.

Education

Mr. Cassaday received a BA from the University of Western Toronto and an MBA from the Rotman School of Management of the University of Toronto.

Relevant Skills and Experience

Mr. Cassaday brings to the Board over 45 years of senior executive leadership experience and substantial knowledge of corporate strategy and development, marketing, international operations, accounting, finance, and financial reporting. In addition, his past service as Chair of the board of a public company has provided him with a deep understanding of public company corporate governance practices, risk management frameworks, and executive compensation matters.

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Age 56 Director since: 2017 INDEPENDENT Committees: ■ Audit ■ Governance and Nominations (Chair)

KALPANA DESAI

Professional Background

Ms. Desai was Chief Executive of Macquarie Capital Asia, the Investment Banking division of Macquarie Group Limited, from 2009 to 2013. Prior to this, she was Head of the Asia Pacific Mergers & Acquisitions group and a Managing Director in the Investment Banking division of Bank of America Merrill Lynch in Hong Kong from 2001 to 2009, having joined the firm in 1997. Earlier in her career, Ms. Desai worked in the Corporate Finance divisions of Barclays de Zoete Wedd (now part of Citigroup) in London and Hong Kong and Schroders in London, as well as the Financial Services division of PricewaterhouseCoopers in London. She was a member of the Takeovers and Mergers Panel of the Securities and Futures Commission in Hong Kong from 2007 to 2014, and served as a non-executive director of Canaccord Genuity Group Inc., headquartered in Canada, from 2013 to 2019.

Ms. Desai currently serves as a non-executive director of UK Government Investments, a UK government company owned by His Majesty’s Treasury.

Education

Ms. Desai received a BS in economics from the London School of Economics and Political Science, qualified as a Chartered Accountant at PricewaterhouseCoopers in London in 1991, and is a Fellow of the Institute of Chartered Accountants of England and Wales. She holds a Corporate Director Certificate from Harvard Business School.

Relevant Skills and Experience

Ms. Desai brings to the Board over 30 years of international advisory and investment banking experience, including extensive experience in mergers and acquisitions and broad exposure to global business markets. She also brings valuable experience and knowledge of governance, risk management, compliance, accounting standards and financial reporting rules and regulations, as well as her qualifications as an audit committee financial expert.

Age 48 Director since: 2022 Committees: ■ None

ALI DIBADJ

Professional Background

Mr. Dibadj has served as our Chief Executive Officer and member of the Board since 2022. In this role, he leads the firm’s Executive Committee and is responsible for the Company’s strategic direction and overall day-to-day management. Before joining Janus Henderson, Mr. Dibadj held a number of roles at AllianceBernstein, most recently as Chief Financial Officer and Head of Strategy from February 2021 to March 2022. Prior to that, he served in overlapping roles as Head of Finance and Strategy from March 2020 to February 2021 and Equities Portfolio Manager and Senior Analyst from June 2017 to March 2022, and as Senior Analyst from 2006 to March 2020. Previous to his time with AllianceBernstein, Mr. Dibadj spent almost a decade in management consulting, including with McKinsey & Company and Mercer, and worked for the law firm Skadden, Arps, State, Meagher & Flom LLP.

Mr. Dibadj currently serves as a director and member of the Audit and Sustainability Committees for Sysco Corporation.

Education

Mr. Dibadj received a BS (magna cum laude) in engineering sciences with a specialization in electrical engineering from Harvard College and a juris doctorate (cum laude) with a focus on law and business from Harvard Law School.

Relevant Skills and Experience

Mr. Dibadj brings 25 years of substantial experience in finance and accounting, leadership, communications, investor relations, risk management, mergers and acquisitions, and strategy development. He was ranked the number one analyst 12 times in a row by Institutional Investor and received an induction into the Institutional Investor Hall of Fame.

Age 70 Director since: 2017 INDEPENDENT Committees: ■ Audit ■ Governance and Nominations

KEVIN DOLAN

Professional Background

Mr. Dolan has been in the financial services industry for 37 years and has held a number of senior executive positions, including as Chief Executive of La Fayette Investment Management in London from 2007 to 2009, Chief Executive of the Asset Management division of Bank of Ireland Group from 2004 to 2007, and Chief Executive of Edmond de Rothschild Asset Management from 2001 to 2004. Earlier in his career, he spent nine years with the AXA Group, where he was Chief Executive Officer of AXA Investment Managers Paris and Global Deputy Chief Executive Officer of AXA Investment Management. Mr. Dolan was a director of Meeschaert Gestion Privée, is the Founding Partner of Anafin LLC, and a senior advisor to One Peak Partners.

Education

Mr. Dolan received a BS in business administration from Georgetown University.

Relevant Skills and Experience

Mr. Dolan brings to the Board demonstrated strategic, financial, accounting, regulatory, business management, corporate finance, and industry expertise gained through his many years of experience in senior executive roles, including as the former Chief Executive Officer of three investment management firms. He also has extensive experience in transformational corporate transactions, including mergers and acquisitions in Europe and the US.

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Age 68 Director since: 2017 INDEPENDENT Committees: ■ Governance and Nominations ■ Risk (Chair)

EUGENE FLOOD JR.

Professional Background

Mr. Flood was Executive Vice President of TIAA CREF from 2011 until his retirement in 2012, serving on the CREF Board of Trustees and the TIAA CREF Mutual Fund Board of Trustees for seven years, including as Chair of the Investment Committee. Prior to joining TIAA CREF in 2011, he spent 12 years with Smith Breeden Associates, a North Carolina-based fixed income asset manager, as President and Chief Executive Officer. Earlier in his career, Mr. Flood held a range of trading and investment positions with Morgan Stanley from 1987 to 1999 and was an Assistant Professor of Finance at Stanford Business School from 1982 to 1987. Mr. Flood served as a trustee of the Financial Accounting Foundation from 2016 to December 2020 and as a director of The Foundation for the Carolinas from 2012 to 2015.

Mr. Flood has served as Chair of the Advisory Board for the Institute for Global Health and Infectious Diseases at the University of North Carolina Chapel Hill since 2014; as a director of the Research Corporation for Science Advancement since 2015; as a member of the Advisory Board of C Street Advisory Group since October 2021; as a senior advisor to Selby Lane Digital, an investment firm specializing in venture capital and global private equity fund investment portfolios, since May 2022; as a member of the board of Grubb Properties since May 2022; as an independent director and member of the Risk and Trust Committees of First Citizens BancShares since January 2023; and as a senior advisor to 33 Capital Management since September 2023.

Education

Mr. Flood received a BA in economics from Harvard University and a PhD in economics from the Massachusetts Institute of Technology.

Relevant Skills and Experience

Mr. Flood brings to the Board extensive investment management, mutual fund, investment adviser, and financial expertise gained through over 30 years of experience in the asset management industry. He also has an academic background in economics, which enables him to provide valuable insights on economic trends, business strategy, global markets, and financial matters.

Age 45 Director since: 2023 INDEPENDENT Committees: ■ Human Capital and Compensation ■ Risk

JOSH FRANK

Professional Background

Mr. Frank is a Partner and Co-Chief Investment Officer of Trian Fund Management, L.P. He previously served as Trian’s Co-Head of Research from 2020 to 2023 and has been a member of Trian’s Investment team since Trian’s inception in 2005. From 2003 to 2007, Mr. Frank was an Associate, Corporate Development at Triarc Companies, Inc. Prior to joining Triarc, Mr. Frank worked at Credit Suisse First Boston in both the Mergers & Acquisitions and Healthcare Investment banking groups. Mr. Frank served as a director of Sysco Corporation from 2015 to August 2021, where, during his tenure, he served on its Compensation and Leadership Development and Audit Committees.

Education

Mr. Frank received a BA (cum laude) in economics from Yale University.

Relevant Skills and Experience

Mr. Frank brings to the Board over 20 years of experience and knowledge in the areas of corporate strategy development, finance, accounting, corporate governance, mergers and acquisitions, and management compensation and alignment. As a senior member of the Trian investment team, he has worked with numerous public companies to implement operational, strategic, and corporate governance improvements.

Age 62 Director since: 2022 INDEPENDENT Committees: ■ Human Capital and Compensation (Chair) ■ Risk

ALISON QUIRK

Professional Background

Before retiring from State Street Corporation in 2017, Ms. Quirk held several executive roles beginning in 2002, including Executive Vice President, Chief Human Resources and Corporate Citizenship Officer, and as a member of the Management Committee, which was the company’s senior-most strategy and policy-making group. She served as a director for Boston Financial Data Services from 2009 to 2017 and as an independent director, Chair of the Compensation Committee, and member of the Finance and Nominating and Governance Committees for Legg Mason Global Asset Management, a diversified asset management firm, from 2017 to 2020.

Ms. Quirk currently serves as an independent director, Chair of the Compensation Committee, and a member of the Governance Committee of Clean Harbors Inc. and is a member of the Independent Compliance Committee for Wynn Resorts.

Education

Ms. Quirk received a BA from the University of New Hampshire.

Relevant Skills and Experience

Ms. Quirk has over 30 years of experience in the financial industry and significant board-level experience, including as a compensation committee chair, advising on corporate strategy, mergers and acquisitions, and company growth objectives. Additionally, she brings to Board valuable human resources expertise in developing corporate citizenship and evolving talent management in support of company strategy.

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Age 61 Director since: 2023 INDEPENDENT Committees: ■ Audit (Chair) ■ Governance and Nominations

LESLIE F. SEIDMAN

Professional Background

Ms. Seidman has over 30 years of experience in the accounting profession, serving as a member of the Financial Accounting Standards Board (FASB) from 2003 to 2013 and as Chair for approximately the last three years of her term. Earlier in her career, she was an auditor for Arthur Young & Co. (now EY); served as Vice President of Accounting Policy and in other roles at J.P. Morgan & Company, Inc. (now JPMorgan Chase); as a member of the FASB staff; and was the founder and managing member of a financial reporting consulting firm that served global financial institutions, law firms, and accounting firms from 1999 to 2003. From 2014 to 2019, Ms. Seidman served as Public Governor of the Financial Industry Regulatory Authority (FINRA) and as an independent director of General Electric from 2018 to May 2023 where she served as Chair of the Audit Committee.

Ms. Seidman currently serves as an independent director, Chair of the Governance and Nominating Committee, and member of the Audit (past Chair) and Executive Committees for Moody’s Corporation.

Education

Ms. Seidman received a BA in English (cum laude) from Colgate University, an MS in accounting from the New York University Stern School of Business, and certifications in cybersecurity and ESG oversight.

Relevant Skills and Experience

Ms. Seidman, a certified public accountant and audit committee financial expert, brings to the Board extensive financial reporting and corporate governance experience, including sustainability oversight. She also brings significant regulatory experience through her previous roles on the FASB and FINRA boards.

Age 57 Director since: 2017 INDEPENDENT Committees: ■ Human Capital and Compensation ■ Risk

ANGELA SEYMOUR-JACKSON

Professional Background

Ms. Seymour-Jackson has over 30 years of experience in retail financial services. Over the course of her career, she has held various executive leadership roles with Norwich Union Insurance, General Accident Insurance, CGU plc, and Aviva plc. She was Chief Executive Officer of RAC Motoring Services Limited from 2010 until 2012. She joined Aegon UK in 2012 and worked as Managing Director of the Workplace Solutions division from 2012 to 2016. Ms. Seymour-Jackson was a senior advisor to Lloyds Banking Group (insurance) from 2016 to 2017 and a non-executive director of Rentokil Initial plc from 2012 to May 2021.

Ms. Seymour-Jackson currently serves as a non-executive director and member of the Audit and Risk, Nomination, Remuneration, and Responsibility Committees of Future plc as well as Chair of Future’s subsidiary entity, GoCompare; as Chair of the board and Chair of the Nomination Committee of Page Group plc; as senior independent director, Chair of the Remuneration Committee, and member of the Audit and Risk, and Nominations Committees of Trustpilot Group plc; and as Deputy Chair of Pikl, a startup insurance business.

Education

Ms. Seymour-Jackson received a BA (honors) in French and European studies from the University of East Anglia, a diploma from the Chartered Institute of Marketing, and an MSc in marketing.

Relevant Skills and Experience

Ms. Seymour-Jackson brings to the Board substantial expertise in retail financial services, risk management, regulatory matters, mergers and acquisitions, and business management gained through her many years in various senior marketing and distribution roles at large multinational insurance companies.

Age 67 Director since: 2022 INDEPENDENT Committees: ■ Audit ■ Governance and Nominations

ANNE SHEEHAN

Professional Background

Ms. Sheehan served as the Director of Corporate Governance for the California State Teachers’ Retirement System (CalSTRS), the largest educator-only public pension fund in the world, from 2008 to 2018, where she managed a $4 billion portfolio in public equity investments and was responsible for preparing and overseeing financial statements for the portfolio. She also served as the Chair of the US Securities and Exchange Commission’s Investor Advisory Committee from 2012 to June 2020, as a member and then Co-Chair of the NASDAQ Listing and Hearings Council from 2010 to 2015, as an independent director for Cohn Robbins Holdings Corp. from July 2020 to December 2022, and a Stakeholder Advisory Committee Member for Wells Fargo & Company from 2016 to March 2023.

Ms. Sheehan is a founder of the Investor Stewardship Group and currently serves on the Advisory Board of the Weinberg Center for Corporate Governance at the University of Delaware, is a member of the Advisory Board of Rock Center for Corporate Governance of Stanford Law School, a senior advisor at PJT Camberview, and an independent director, Chair of the Nominating and Governance Committee, and member of the Human Capital and Compensation Committee for Victoria’s Secret & Co.

Education

Ms. Sheehan received a BA in political science and history from the University of Colorado.

Relevant Skills and Experience

Ms. Sheehan brings to the Board over 30 years of senior management and leadership experience addressing complex legislative, regulatory, and public finance issues. She has led corporate governance and ESG teams and worked with management and boards to drive cultural and organizational change and accelerate digital transformation. She also brings valuable experience and knowledge of accounting standards and financial reporting rules and regulations and is qualified as an audit committee financial expert.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	18

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PROPOSAL 1
ELECTION OF DIRECTORS

The Board has nominated 11 directors to serve on the Board until the 2025 Annual General Meeting of Shareholders (the “2025 Annual Meeting") and until their respective successors are duly elected and qualified or their earlier resignation or removal. All of the nominees currently serve on our Board of Directors.

If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board may designate, unless the Board chooses to reduce the number of directors. Each of the nominees has consented to serve as a nominee, to be named in this Proxy Statement, and to serve on the Board if elected.

The text of the resolutions in respect of Proposal 1 (which are proposed as ordinary resolutions) is as follows:

RESOLVED,

■	That Brian Baldwin be elected as a director of the Company.
■	That John Cassaday be elected as a director of the Company.
■	That Kalpana Desai be elected as a director of the Company.
■	That Ali Dibadj be elected as a director of the Company.
■	That Kevin Dolan be elected as a director of the Company.
■	That Eugene Flood Jr. be elected as a director of the Company.
■	That Josh Frank be elected as a director of the Company.
■	That Alison Quirk be elected as a director of the Company.
■	That Leslie F. Seidman be elected as a director of the Company.
■	That Angela Seymour-Jackson be elected as a director of the Company.
■	That Anne Sheehan be elected as a director of the Company.

Vote Required and Recommendation

As an ordinary resolution, a director will be elected if the number of votes cast “FOR” his or her election exceeds 50% of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH DIRECTOR NOMINEE.

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CORPORATE GOVERNANCE

Our Board’s Leadership Structure

The Board is led by Mr. John Cassaday, our independent Chair. At least annually, the Board reviews its leadership structure — including whether the positions of Chair and CEO should be combined or separated — and the responsibilities and composition of its standing committees. The structure and composition of the Board and its committees are intended to promote effective oversight and the best interests of our shareholders.

The Board believes at this time that its current leadership structure, in which the roles of Chair and CEO are separated, best enables the Board to carry out its duties. However, the Board recognizes that the optimal leadership structure may change as circumstances evolve. Should the Board determine to combine the roles of Chair and CEO in the future, the Board’s independent directors will select an independent Lead Director, as required by the Company’s Corporate Governance Guidelines.

Director Independence

Our Corporate Governance Guidelines require that a majority of the Board consist of independent directors and include criteria for determining if a director is independent, consistent with the director independence requirements set forth in the NYSE listing standards. In determining the independence of the directors and director nominees, the Board reviewed and considered all relationships between each director (and any member of his or her immediate family) and the Company in light of these independence criteria. Based on that review, the Board affirmatively determined that, except for Mr. Dibadj, all our current directors and director nominees are independent as defined in the NYSE listing standards. In addition, all members of the Board’s four standing committees are independent as defined in the NYSE listing standards. The Board also previously determined that Ed Garden and Alison Davis, who each served as directors in 2023, satisfied the independence requirements of the NYSE listing standards.

Director Criteria and Nomination Process

The Company seeks a Board with an appropriate balance of skills, knowledge, experience, independence, and diversity of background among its members to enable it to discharge its duties and responsibilities effectively. The Board has delegated the process for identifying and screening potential director candidates to the Governance and Nominations Committee. When the Governance and Nominations Committee determines it is desirable to add a director or fill a vacancy on the Board, it identifies one or more qualified individuals and recommends them to the Board. The Governance and Nominations Committee may engage a third-party search firm to help identify qualified candidates. When engaging a third-party search firm to identify potential director candidates, the Governance and Nominations Committee instructs the search firm to include in its initial candidate list qualified candidates who reflect diverse backgrounds, including diversity of gender and race or ethnicity.

In evaluating candidates for potential membership on the Board, the Governance and Nominations Committee considers the qualifications of each candidate, the collective experience and expertise represented on the existing Board, and the following criteria set forth in our Corporate Governance Guidelines, among others:

■	Candidates should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness, and responsibility.
■	Candidates should demonstrate notable or significant achievement and possess senior-level business, management, or regulatory experience that would benefit the Company.
■	Candidates should be willing to spend the necessary time required to function effectively as a director.
■	Candidates’ other outside involvement and possible conflicts of interest.
■	Candidates should be able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director.
■	Candidates should represent a diversity of viewpoints, backgrounds, experiences, and other demographics.
■	Candidates should be willing to form and articulate independent opinions in a constructive manner.

Based on that evaluation, the Governance and Nominations Committee recommends to the Board for nomination individuals whom it believes possess experience and expertise that will enhance the Board’s ability to serve our shareholders.

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Process for Shareholder Recommendation and Nomination of Directors

The Governance and Nominations Committee will utilize the same criteria to consider candidates recommended by shareholders as those nominees recommended by management or other Board members. Shareholder nominations for election at the 2025 Annual Meeting must be submitted to the Company by the deadlines found on page 73 of this Proxy Statement.

Leslie F. Seidman, who joined the Board in 2023, was recommended by one of our independent directors. The Board also includes two directors, Brian Baldwin and Josh Frank, each of whom was recommended by, and is a partner of, Trian Fund Management, L.P., the Company’s largest shareholder (“Trian”). The Board has agreed to allow for replacement of these directors with another Trian partner if either Mr. Baldwin or Mr. Frank ceases to serve as a director of the Company before his term expires.

Board Refreshment and Tenure

We recognize the importance of Board refreshment to help ensure that our directors collectively possess the skills, experience, and qualifications necessary for the Board to successfully carry out its duties. Our Board also recognizes the value of having directors with significant Company knowledge and experience. To help ensure the Board’s composition strikes an appropriate balance, our Corporate Governance Guidelines contain director tenure and age limits. In particular, a director may not stand for re-election after serving for 10 years (though any director who was a Board member on May 30, 2017, may serve for 15 years from the date of their original appointment to the board of Henderson Group plc or Janus Capital Group Inc., as applicable). In addition, a director may not stand for re-election after reaching age 75 unless a specific exception is approved by the Board.

Since January 2022, the Board has added seven new directors who currently make up 64% of the Board, including four directors who are women or ethnically diverse. We believe that the fresh perspectives these new directors bring to the Board, combined with the knowledge and experience of longer-tenured directors, provide an appropriate balance of expertise, experience, continuity, diversity, and new viewpoints to our Board to serve the best interests of our shareholders.

Meaningful Refreshment Over the Past Two Years

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Committees and Membership

The Board has four standing committees: Audit, Governance and Nominations, Human Capital and Compensation, and Risk. Each committee is composed entirely of directors who meet the applicable independence requirements under the NYSE listing standards. The following table provides the current membership of each committee and the number of meetings held in 2023.

	Audit Committee	Governance and Nominations Committee	Human Capital and Compensation Committee	Risk Committee
John Cassaday
Brian Baldwin
Kalpana Desai
Kevin Dolan
Eugene Flood Jr.
Josh Frank
Alison Quirk
Leslie F. Seidman
Angela Seymour-Jackson
Anne Sheehan
Number of meetings each committee held in 2023	5	4	6	5

Chairperson	Member

During 2023, the Board and its committees reviewed and amended the committee charters, including to ensure there were clearly delineated responsibilities with respect to oversight of human capital management, ESG and Corporate Responsibility, and cybersecurity matters. The functions performed by each committee, which are set forth in greater detail in their respective charters, are summarized below. The charter for each committee is available on our website at ir.janushenderson.com under “Corporate Governance – Governance Policies & Statements.”

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The Audit Committee

The Audit Committee is responsible for assisting the Board in, among other things:

■	overseeing the integrity, reliability, and appropriateness of our financial statements;
■	reviewing the qualifications, independence, and performance of our independent auditor, PricewaterhouseCoopers LLP (as well as being responsible for its appointment, reappointment, and removal);
■	assessing the performance and procedures of our internal audit function;
■	obtaining reports from management and the independent auditor concerning the Company’s compliance with legal and regulatory requirements and the requirements of our Code of Business Conduct;
■	reviewing and approving related party transactions in accordance with the Company’s policies and procedures;
■	overseeing our policies and procedures with respect to major financial risk exposures and coordinating with the Risk Committee, as appropriate;
■	monitoring the appropriateness and effectiveness of our internal systems and controls; and
■	while the Governance and Nominations Committee has primary oversight of ESG matters, the Audit Committee oversees any ESG and climate-related disclosures made by the Company, as well as internal controls and any processes implemented to factilitate the accuracy and reliability of such disclosures.

The Board has determined that each member of the Audit Committee is financially literate and possesses accounting or related financial management expertise as defined in the NYSE listing standards. The Board has also determined that each of Leslie F. Seidman, Kalpana Desai, and Anne Sheehan qualifies as an “audit committee financial expert” as defined under SEC rules.

The Governance and Nominations Committee

The Governance and Nominations Committee is responsible for assisting the Board in, among other things:

■	identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, including criteria related to seeking candidates who reflect diverse backgrounds and diversity of gender, race, or ethnicity;
■	recommending to the Board nominees for election and directors to serve on each standing Board committee;
■	reviewing and approving the compensation of our non-executive directors;
■	reviewing the Company’s stock ownership guidelines for non-executive directors and monitoring compliance with such guidelines;
■	monitoring governance trends and shaping the Company’s corporate governance, including recommending to the Board any changes to our Corporate Governance Guidelines;
■	overseeing the annual evaluation of the Board, its committees, and the Board Chair;
■	considering the size, composition, expertise, and balance of the Board, as well as succession planning for non-executive directors; and
■	primary oversight of the Company’s initiatives, policies, and practices related to corporate social responsibility matters and ESG factors, except where specifically reserved to another Board committee.

The Human Capital and Compensation Committee

The Human Capital and Compensation Committee is responsible for assisting the Board in, among other things:

■	overseeing matters related to human capital management, including DEI, the Company’s workplace environment and culture, and key initiatives, policies, and practices related to broad-based employee compensation;
■	overseeing, in coordination with the CEO, leadership development and succession planning for members of our Executive Committee (other than the CEO) and other senior-level employees and portfolio managers;
■	reviewing the Company’s compensation philosophy, strategy, and principles;
■	determining the compensation of our CEO and approving the compensation of certain other executive officers;
■	overseeing compliance with the compensation rules, regulations, and guidelines of the SEC, NYSE, and other applicable laws;
■	establishing, amending and, where appropriate, terminating incentive compensation plans, equity-based plans, and other bonus arrangements; and
■	reviewing the Company’s stock ownership guidelines for members of our Executive Committee and monitoring compliance with such guidelines.

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The Risk Committee

The Risk Committee is responsible for assisting the Board in its oversight of risk, including by:

■	helping ensure that the key risks facing the Company are identified in a regular and timely fashion and are covered by either the Risk Committee, the Board, or by one of the other Board committees, including cybersecurity and information technology risks and operational and investment risks related to climate change and other ESG matters;
■	advising on the Company’s risk profile and risk appetite to inform the execution of our current and future strategy;
■	seeking to anticipate forward-looking and emerging risks that relate to the industry or the Company specifically, and monitoring these risks and considering mitigating actions on an ongoing basis;
■	overseeing the effectiveness of the Company’s risk management procedures, and the principal risks and uncertainties relating to the Company and the steps being taken to mitigate them; and
■	reviewing reports prepared by the Company’s Chief Risk Officer.

Board Meetings

During 2023, the Board held nine meetings. Each of our directors who served on the Board in 2023 attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member, except for Mr. Frank, who joined the Board on June 9, 2023, and was unable to attend Board and Board committee meetings held on December 8, 2023, due to a scheduled medical procedure. He advised the Company in advance of those meetings that he would be unable to attend. All 11 of our then-current directors attended our 2023 Annual General Meeting of Shareholders (the “2023 Annual Meeting”) in person, in accordance with the expectations set forth in the Company’s Corporate Governance Guidelines.

The independent directors met in executive session, presided by the Chair, at each of the Board’s regular meetings in 2023, consistent with the Company’s Corporate Governance Guidelines.

The Board’s Role in Risk Oversight

Audit Committee

■  Has primary responsibility for overseeing major financial risk exposures

■  Discusses the Company’s major financial risk exposures with management

■  Coordinates with the Risk Committee, as appropriate, in overseeing our risk assessment and risk management policies related to financial risks

■  Oversees the steps management has taken to monitor and control our major financial risk exposures

Governance and Nominations Committee

■  Assists the Board in managing risks associated with corporate governance issues

■  Helps ensure that proper corporate governance standards are maintained, the Board and its committees consist of qualified directors, and appropriate succession plans for non-executive directors are in place

■  Reviews any proposed material amendments to the Company’s Code of Business Conduct and Senior Officer Code of Ethics

Human Capital and Compensation Committee

■  Coordinating with the Risk Committee as appropriate, annually reviews our compensation policies and practices to determine whether any such policies or practices encourage excessive risk-taking or are reasonably likely to have a material adverse effect on the Company

■  Ensures that appropriate succession plans for non-executive directors and other senior-level employees and portfolio managers are in place

■  Jointly with the Risk Committee, annually discusses employee risks, including with respect to talent retention and development

■  In conjunction with the Chair of the Risk Committee, oversees the compensation arrangements for our Chief Risk Officer

Risk Committee

■  Advises the Board regarding the establishment and maintenance of a supportive risk management culture throughout the Company

■  Evaluates whether the Company is effectively managing and monitoring its risks, including cybersecurity and information technology risks and operational and investment risks related to climate change and other ESG matters

■  Assists the Board in identifying forward-looking and emerging risks that relate to the industry or the Company specifically and monitors these risks on an ongoing basis

■  Reviews and approves the appointment of the Chief Risk Officer and oversees that executive’s effectiveness

Chief Risk Officer	■ Communicates regularly with the Chair of the Risk Committee and is responsible for elevating issues to the Chair of the Risk Committee where appropriate

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	24

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Board Evaluations

The Board believes that a constructive evaluation process is key for maintaining and improving the effectiveness of the Board and its committees. The Board and each of its committees conduct an annual evaluation to assess how they are functioning, and in 2023 the Board also conducted an evaluation of the Board Chair’s performance in his role. Throughout the evaluation process, which is overseen by the Governance and Nominations Committee, each director is given substantial opportunity to provide feedback. In 2023, each director completed a comprehensive annual questionnaire covering a range of topics including Company strategy, management, Board materials and meeting practices, the Board Chair’s performance, Board and committee composition, shareholder engagement, and other areas specific to each committee. A report was prepared for the Board, each committee, and the Board Chair summarizing the questionnaire responses, and the results of the performance evaluation were discussed with the full Board, each standing committee, and the Board Chair.

Director Orientation and Continuing Education

When new directors join the Board, we provide an orientation program to familiarize them with the Company’s business; strategic plans; significant financial, accounting, and risk management issues; compliance programs; conflicts policies; Code of Business Conduct; Corporate Governance Guidelines; principal officers and business leaders; and internal and independent auditors. During Board meetings, the Company’s management team frequently presents on the Company’s goals and strategies and the current competitive environment. Further, the Board frequently receives presentations on various topics, including key industry trends, topical business issues, ESG, DEI, risk management, cybersecurity, and corporate governance. These presentations help our directors understand the Company and its industry and maintain and develop their expertise.

In addition, each director is expected to participate in continuing education programs, at the Company’s expense, to maintain the necessary level of expertise to perform his or her responsibilities.

Shareholder Engagement

We conduct an active investor relations program, maintaining open dialogue with our shareholders and engaging on a range of topics, including corporate governance, our philosophy, and practices relating to ESG, executive compensation, strategic priorities, and financial and business performance.

In 2023, management and the Investor Relations team conducted over 150 individual or group meetings with existing shareholders, representing approximately 55% of our common stock outstanding, and potential investors in the UK, Europe, Asia, and the US. The majority of our shareholder engagement meetings were conducted virtually during the year, but in-person engagement increased in 2023 with a non-deal roadshow in the US, participation in industry conferences, and meetings at investors’ offices.

The Board regularly receives feedback on shareholder sentiment and sell-side analysts’ views of the Company and the wider industry.

The Chair of the Board, each time accompanied by another director, also conducted a number of outreach meetings throughout 2023 with major shareholders representing approximately 46% of our common stock outstanding. Our directors welcomed the opportunity to learn more about shareholders’ interests in the Company and management received updates on shareholder engagement, topics raised, and key discussion points.

Trian Fund Management, L.P. is the Company’s largest shareholder and owns approximately 19.8% of our outstanding common shares. Since February 2022, two directors recommended by Trian have served on our Board. In June 2023, one of these directors, Mr. Garden, resigned from the Board and Josh Frank, Partner and Co-Chief Investment Officer at Trian, was appointed to the Board. We are pleased to have Trian as a major shareholder and to have the opportunity to benefit from the deep industry experience, fresh perspectives, and valuable insights that Messrs. Baldwin and Frank bring to our Board as we continue to help clients define and achieve their desired investment outcomes while delivering significant long-term shareholder value.

The following table provides examples of our engagement efforts and topics discussed with our current and prospective shareholders:

Types of Engagement	Topics Covered

■

Quarterly earnings calls with updates to the market

■

Non-deal roadshows

■

Participation in industry conferences

■

Calls and meetings initiated by shareholders

■

Respond to inquiries concerning a broad range of topics

■

Outreach, calls, and meetings with investors’ corporate governance departments

■

Financial performance and goals

■

Corporate and business strategy

■

Board composition

■

Executive compensation (see “Compensation Discussion and Analysis – Shareholder Outreach” for more details)

■

Corporate governance, human capital, DEI, and other ESG considerations

■

Regulatory considerations

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	25

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Communications with the Board

Any interested party may communicate with the Chair of our Board or our non-executive directors as a group at the following address:

Janus Henderson Group plc
151 Detroit Street
Denver, Colorado 80206 USA
Attention: Chief Administrative Officer and General Counsel

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. The Chief Administrative Officer and General Counsel will not forward communications that are unrelated to the duties and responsibilities of the Board or otherwise inappropriate.

Governance Documents

We offer many critical policies and other disclosures on our website at ir.janushenderson.com under “Corporate Governance — Governance Policies & Statements,” including:

■	Corporate Governance Guidelines;
■	Code of Business Conduct;
■	Officer Code of Ethics; and
■	Charters for each of the Board’s standing committees.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	26

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BOARD COMPENSATION

Our Compensation Philosophy for Non-Executive Directors

The Governance and Nominations Committee of our Board is responsible for periodically reviewing non-executive director compensation and benefits and recommending changes, if appropriate, to the full Board. Our non-executive director compensation program is designed to accomplish several objectives:

■	Attract and retain a diverse mix of capable and highly-qualified directors with the ability, integrity, experience, and judgment required to serve on the board of a public company;
■	Provide competitive compensation commensurate with the scope of responsibilities and time commitment required by the Company’s directors, including service on Board committees; and
■	Align the interests of our non-executive directors with those of our shareholders.

Fees and Other Compensation in 2023

The Governance and Nominations Committee conducts a review of non-executive director compensation every other year. The table below shows the annual service fees for the Chair of the Board and other non-executive Board members as well as committee services fees for the period commencing on the 2023 Annual Meeting date through the 2024 Annual Meeting.

Annual Service Fees
Chair of the Board(1)
Cash	$250,000
Stock	$285,000
TOTAL	$535,000
Board Members
Cash	$100,000
Stock	$150,000
TOTAL	$250,000
Cash per each Committee
Audit Chair	$40,000
Other Committee Chair	$20,000
Per Committee	$15,000
(1)	The Chair does not receive separate committee fees.

The annual retainer and fees noted above are prorated for the period of time during the calendar year that each director held the position. Annual cash service fees are paid in arrears in quarterly increments. Stock awards are paid in fully vested shares of Company stock, though directors who have met the ownership requirement have the option to receive all or part of their stock awards in cash. The Company also reimburses travel expenses for Board meetings, which are not included in the compensation tables below.

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Stock Ownership Guidelines

To ensure that directors own a meaningful amount of JHG common stock to align their economic interests more closely with those of other shareholders, the Governance and Nominations Committee has set minimum stock ownership guidelines for non-executive directors, which were adopted by the Board in the Corporate Governance Guidelines. Non-executive directors are required to own shares or share equivalents of our common stock with a value of at least $400,000 within five years of joining the Board. Non-executive directors are not permitted to sell shares of the Company’s common stock until they have met the ownership guideline. All our current non-executive directors have satisfied the ownership guidelines as of December 31, 2023, except for John Cassaday, Alison Quirk, Leslie F. Seidman, and Anne Sheehan, each of whom joined the Board within the past five years. In addition, solely for purposes of satisfying the ownership guidelines, all the shares of Company common stock beneficially owned by Trian Fund Management, L.P. are deemed to be owned directly by Brian Baldwin and Josh Frank, so Messrs. Baldwin and Frank have each satisfied the ownership guidelines.

2023 Annual Compensation for Non-Executive Directors

The following table shows the compensation that each non-executive director was paid for his or her services in fiscal year 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian Baldwin	120,000	150,000	—	270,000
John Cassaday	250,000	285,000	—	535,000
Kalpana Desai	148,333	150,000	—	298,333
Kevin Dolan	135,000	150,000	—	285,000
Eugene Flood(4)	165,000	150,000	—	315,000
Josh Frank(5)	73,254	133,333	—	206,587
Alison Quirk	150,000	150,000	—	300,000
Leslie F. Seidman(6)	99,167	137,500	—	236,667
Angela Seymour-Jackson(7)	130,000	150,000	—	280,000
Anne Sheehan	135,000	150,000	—	285,000
Alison Davis(8)	46,250	—	—	46,250
Ed Garden(9)	57,778	16,667	—	74,445
(1)	Amounts represent the annual cash fees for serving as members of the Board of Directors, including non-executive Chair and committee membership fees.
(2)	Amounts represent the value of the annual 2023/2024 stock award which was fully vested on grant and was calculated using the average of the grant date’s high and low sales prices of JHG common stock on the NYSE (“fair market value”). Company shares were awarded (after applicable taxes were deducted) using the fair market value on May 4, 2023 of $25.63. Ms. Seidman received her pro-rated stock award using the fair market value on June 21, 2023 of $26.82. Messrs. Baldwin, Frank, and Garden received the value of their stock awards in cash. None of our directors hold unvested stock awards.
(3)	There was no “Other Compensation” reported for 2023.
(4)	Mr. Flood earns an additional observation fee of $10,000 on the Janus Henderson UK (Holdings) Limited board.
(5)	Mr. Frank joined the Board, effective June 9, 2023.
(6)	Ms. Seidman joined the Board, effective June 1, 2023.
(7)	Ms. Seymour-Jackson also earns additional annual board fees of $25,000 for serving on the Janus Henderson UK (Holdings) Limited board and $74,000 for service on the Janus Henderson Investors UK Limited board.
(8)	Ms. Davis resigned from the Board, effective March 24, 2023.
(9)	Mr. Garden resigned from the Board, effective June 9, 2023.

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RESPONSIBLE INVESTING

Embedding Responsibility Across Our Business

Companies and society face an array of challenges in the 21st century. Climate change, pollution, and other environmental crises are compounding existing social issues like access to food, water, and healthcare. The rise of big tech and artificial intelligence could unlock enormous benefits to humanity but could also threaten jobs, cybersecurity, and data privacy. Because these ESG issues are complex, often interlinked, and can pose long-term, financially material* risks – and opportunities – for investors, they demand active and ongoing engagement and we are committed to maintaining our focus on ESG as a foundation for long-term investment returns. At Janus Henderson, our approach to Responsibility is built on three pillars:

■	Corporate Responsibility. Our commitment to Responsibility starts with us. At a corporate level, ESG principles influence our people, our culture, and our choices, helping to make us a better company.
■	ESG Integration. At an investment level, we integrate financially material ESG factors into our analysis and processes for most of our actively managed strategies, as appropriate, to help us identify opportunities and risks and influence positive change to drive long-term performance as we engage with the companies in which we invest.
■	Our JHI Brighter Future Funds. For clients who want to invest for a purpose beyond risk and return, we have, and continue to build, our suite of ESG-focused strategies that have dual objectives – an explicit ESG objective, alongside a financial objective.

To help emphasize the importance of our Responsibility efforts and ensure they are embedded across our entire Company, we enhanced our governance and oversight processes in 2023 around financially material ESG and climate considerations:

■	We appointed a Chief Responsibility Officer, who reports directly to the CEO and is a member of the Strategic Leadership Team, to guide and shape our ESG strategy and governance;
■	Our Board of Directors reinforced its commitment to Corporate Responsibility and Responsible Investing by amending its Committee charters to assign primary oversight of ESG matters to the Governance and Nominations Committee, with assistance on specific aspects of ESG from the Risk and Audit Committees, as described in more detail in the “Committees and Membership” section above; and
■	Our overall risk management framework was enhanced to support our ESG Integration pillar by identifying scenarios where risks to our business and assets under management capture ESG factors and are run through our Risk and Control Self-Assessment process.

In addition to this new governance structure, our ESG Oversight Committee continues to provide oversight across a range of issues at a portfolio and security level, and regular management meetings are organized around various ESG topics. The mandate of our ESG Oversight Committee is to ensure our investment management framework is adequate and effective for managing financially material ESG risks, including credibility of portfolio names and methodologies and effectiveness of internal controls.

Our approach to incorporating these risks and opportunities into our management structure has broadly been to integrate with existing frameworks, rather than creating a parallel structure specifically for ESG. ESG is not something distinct from investing, and we believe that the financial impact of material ESG risks and opportunities should be incorporated at various stages of the research process.

Our Commitment to Clients

Responsible Investing involves considering ESG factors when making portfolio decisions and engaging in stewardship activities. We understand that Responsible Investing continues to evolve and mature. We are committed to maintaining an open dialogue with our clients, shareholders, employees, industry groups, and regional regulators to ensure we continue to meet their expectations and hold true to our values as a steward of our clients’ capital. This includes listening to client needs and developing new products to meet changing requirements.

As part of our commitment to advancing the industry dialogue around ESG, we seek to make the thinking of our Investment teams widely available to our clients, shareholders, and other stakeholders through a variety of content, including white papers, articles, podcasts, videos, and panel debates. As with our ESG research, we aim to publish content that contains thoughtful, practical, research-driven, and forward-looking insights.

In 2023, we generated 28 thought leadership and educational pieces on ESG topics. The insights included portfolio manager-specific views related to sustainable investment themes with key contributions from our Global Sustainable Equities, Global Natural Resources, and Global Technology Leaders teams. This content, as well as our ESG policies, voting records, and our annual ESG engagement and voting review, can be found on our website at ir.janushenderson.com under “Corporate Governance – Corporate Social Responsibility.”

*	References to the materiality of this information should not be construed as a characterization regarding the materiality of such information to our financial results or for purposes of US securities laws.

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Our Approach to Responsible Investing

Responsible Investing demands active and ongoing engagement, and our heritage and expertise in fundamental research enable us to target long-term sustainable returns and positive outcomes.

Our Responsible Investing Principles for Long-Term Investment Success
1.	Investment portfolios are built to maximize long-term, risk-adjusted returns for our clients
2.	Evaluation of financially material ESG factors is a fundamental component of our investment processes
3.	Corporate engagement is vital to understanding and promoting business practices that position the companies we invest in for future success
4.	Investment teams should have the freedom to interpret and implement ESG factors in the way best suited to their asset class and strategy objective, as they do for any fundamental investment factor

Our approach to ESG integration at Janus Henderson is thoughtful, practical, research-based, and forward-looking. We identify financially material ESG issues and, leveraging our long-standing focus on deep research, assess the impact of these issues on various outcomes such as cash flows, valuations, and discount rates. Our analysts and portfolio managers are at the heart of this process. They are sector and company experts and are best placed to assess the impact of ESG issues on our clients’ investments.

Our Investment teams are supported throughout the research and client engagement process by our central Responsibility team, an ESG-specialized group that oversees an array of ESG functions, including strategy and operations, client solutions, and Responsible Investment and governance practices across the Company. This partnership leads to enhanced research and decision-making, marrying the sector and industry expertise of the Investment teams with the ESG knowledge of the Responsibility team.

The Responsibility team is led by our Chief Responsibility Officer who reports directly to the CEO and regularly engages with our Board through quarterly updates on established metrics and targets, progress reports on priority initiatives, and various educational sessions.

The Responsibility team is organized around four resource and support functions:

Responsibility Team

ESG Strategy & Operations	Responsible Investment & Governance	ESG Client Solutions	Diversity and Community Relations
Supports our non-Investment teams through strategic initiatives such as Responsible Investment strategy, policy, and partnerships; ESG data and analytics; content and learning; and regulatory and operations matters by collaborating with our Regulatory, Risk, Compliance, and Legal teams.	Partners with the Investment teams to deliver ESG training, support on developing frameworks to identify financially material ESG issues, planning and conducting engagements, supporting research on ESG issues that can impact cash flows or valuation, and advising on proxy voting.	Partners with our Product, Distribution, and Investment teams to enhance existing portfolios and deliver new portfolios to clients with varying levels of ESG needs, from robust integration to ESG-focused strategies.	Partners with our Product, Distribution, and Investment teams on DEI matters, community relations, and oversees the Janus Henderson Foundation.

Stewardship and Engagement

Stewardship is an integral and natural part of our long-term, active approach to investment management. Strong ownership practices through engagement with issuers and voting proxies can help protect and enhance long-term shareholder and bondholder value. We support several stewardship codes, such as the UK and Japanese stewardship codes, and broader initiatives around the world, including the Principles for Responsible Investment, a UN-supported network of investors working to promote sustainable investment through the incorporation of ESG factors, of which Janus Henderson is a founding member.

In general, our Investment teams prefer an engagement-focused approach to a firm-level exclusion or divestment policy, both in sectors with higher environmental risk and for issuers where we have identified financially material sustainability, climate, or ESG risks. We believe this approach is best for maximizing risk-adjusted returns for our clients and for driving positive change at our portfolio companies. Most products and services offered by an issuer play necessary roles for the global economy, including sectors with higher carbon emissions such as oil and gas, mining, industrials, and utilities. Rather than ignoring issuers in these sectors through automatic exclusion or divestment, engagement leads to two benefits:

■	Insight. Our Investment teams can engage for insight – the knowledge gained through engagements with issuers can be leveraged in the investment process to better inform our research, modeling, and investment decisions. Engaging for insight helps us assess the magnitude of any potential risk, how well an issuer is managing that risk, and the potential impact on that issuer’s financial outcomes.

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■	Outcomes. Our teams can also engage for outcomes. Where an issuer may be ignoring or not managing a financially material sustainability, climate, or ESG risk, engaging for outcomes can encourage that issuer to adopt policies or practices that will address that risk and better position it for the future.

Discussions with the issuer’s management or board of directors directly link the sustainability, climate, or ESG consideration to why we believe addressing it makes them a better company, leading to improved cash flows, valuations, cost or capital, or credit ratings.

We have three core themes that all our Investment teams engage companies on:

■	Climate change
■	DEI
■	Corporate governance

In addition to these, we have a wide range of engagement themes and topics chosen by individual Investment teams, supported by the expertise of our Responsible Investment and Governance teams. These range from longstanding engagement themes such as access to medicine and human capital and culture to newer topics such as biodiversity and sustainable design.

Proxy Voting

Corporate governance regimes vary significantly depending on factors such as the relevant legal system, extent of shareholder rights, and level of dispersed ownership. Janus Henderson varies its voting and engagement activities according to the market and pays close attention to local market codes of best practice. However, we consider certain core principles to be universal:

■	Disclosure and transparency
■	Board responsibilities
■	Shareholder rights
■	Audit and internal controls

A key element of our approach to proxy voting is to support these principles and to foster the long-term interests of our clients. We also recognize that, in some instances, joint action by shareholders has the potential to be more effective than acting alone, especially when shareholders have a clear common interest. Where appropriate, we proactively collaborate with other investors on governance and wider environmental and social engagement issues, directly and through industry bodies.

We have a Proxy Voting Committee, which is responsible for positions on major voting issues and creating guidelines to oversee the voting process. The Proxy Voting Committee is comprised of representatives with experience in investment portfolio management, corporate governance, accounting, operations, legal, and compliance. Additionally, the Proxy Voting Committee is responsible for monitoring and resolving possible conflicts of interest with respect to proxy voting. We make our voting records publicly available on our website at ir.janushenderson.com under “Corporate Governance – Corporate Social Responsibility.”

2023 Update

Responsibility is a journey and we continually aim to strengthen our Corporate Responsibility practices and ESG capabilities. In 2023, we made progress in embedding Responsibility at the heart of our investing proposition through further investments in ESG personnel, data, infrastructure, and fund capabilities. Key accomplishments during the year included:

■	Specialist ESG Resources. We further strengthened our in-house Responsibility team which supports and partners with our Investment teams and non-Investment teams across an array of specialist ESG functions.
■	ESG Governance. We enhanced our governance and oversight process around financially material ESG and climate considerations, as described in more detail above.
■	ESG Data and Tools. We took our first steps in a larger initiative and provided some of our Investment teams with access to an ESG and climate dashboard which showed select ESG and climate metrics for portfolio companies. We are in the process of finalizing a new Company-wide proprietary portfolio and issuer ESG data dashboard called ESG Explore that will be available in early 2024. ESG Explore will show portfolio-level analytics for the sustainability factors we believe to be most material for all sectors and companies. We expect that ESG Explore will help us uncover underappreciated risks and opportunities for the companies in which we invest, including by alerting us to changes and drawing attention to leaders and laggards across regions, sectors, and issuers.
■	ESG Fund Developments. Driven by client interest and following regulatory guidance, we expanded and diversified our suite of products that incorporate ESG or sustainability factors. In 2023, we aligned a further seven products with the European Union’s Sustainable Finance Disclosure Regulation (“SFDR”) to Article 8 status, giving us 35 funds with Article 8 status and three funds with Article 9 status (38 funds in total) under this framework. We believe reporting in line with the SFDR is a significant step in providing greater disclosure and transparency on a range of ESG metrics at both entity and product levels, thus allowing our clients and other financial market participants to make more informed investment decisions.

We are also committed to leveraging research-driven, materiality-focused ESG integration, alongside fundamental investment factors. This type of ESG integration is reflected in over 80% of our products. Beyond ESG integration, we also understand that many clients are looking to pursue environmental or social outcomes alongside targeted financial outcomes. For these clients, we continue to develop our suite of JHI Brighter Future Funds, which aim to deliver superior financial outcomes as well as environmental or social outcomes aligned to long-term sustainability themes. In alignment with our goal to offer investments that resonate with our clients’ values, we currently offer various strategies under our JHI Brighter Future Funds and continue to build a pipeline of strategies that address clients’ ESG goals across asset classes and strategies.

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■	ESG Research and Engagement. Our Responsibility team partnered with our Investment teams to develop thematic ESG research covering a wide range of topics in 2023. This includes research on nuclear energy, cybersecurity, regulation of internet mega caps, climate stress tests, and physical climate risks/renewable energy opportunities in real estate. We also advanced stewardship of our holdings by conducting over a thousand company meetings where ESG topics formed part of the discussion.
■	Internal ESG Training. The Responsibility team continued its efforts to upskill our Investment teams’ knowledge and expertise in ESG topics by presenting regular training and research on ESG megatrends and themes. Recent sessions have included:

■	ESG analysis: Financial materiality frameworks, climate data, and conducting outcome-oriented engagements
■	ESG thematic topics: Climate change, DEI, and human capital management
■	Sectoral topics: Utilities, chemicals, gambling, and tobacco

Various members of the Responsibility team completed the Chartered Financial Analyst (“CFA”) Program, the Certificate in ESG Investing from the CFA, and the climate-related Financial Risk Program with the University of Oxford. They also participated in additional training focused on building both ESG and non-ESG related skills, including the Durrell Wildlife Conservatory’s biodiversity course.

Training efforts extend beyond the Responsibility and Investment teams with over 90% of client-facing Distribution personnel now having obtained an external ESG certification. We will continue to develop ESG research insights across a variety of topics and hope to enhance the depth of these insights through a partnership with an academic institution that will provide support on both training and research.

■	ESG Insights. Following our Knowledge Shared approach, we generated 28 thought leadership and educational pieces on a variety of ESG topics, including methane emissions from the oil & gas industry, deforestation, the role of metals in decarbonization, renewable energy, and electric and autonomous vehicles. We also published articles outlining our approach to ESG and natural capital investing. We aim to share these insights more broadly with our clients and other external stakeholders, through more personal and interactive events. One example is an event on the investment implications of the global water crisis that Janus Henderson and the Carbon Disclosure Project (*CDP *), an international non-profit organization, hosted in October 2023.
■	Industry Initiatives. In 2023, we became a participant in Nature Action 100, a global investor engagement initiative focused on driving greater corporate ambition and action to reverse nature and biodiversity loss. Additionally, Janus Henderson has a strong heritage of involvement with other sustainability-related organizations and initiatives. A complete list is available in our most recent Responsibility Report which can be found on our website at the address provided in the “Our Commitment to Clients” section above.

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CORPORATE RESPONSIBILITY

Commitment to Diversity, Equity, and Inclusion

We are committed to creating an inclusive environment that promotes equality, cultural awareness, and respect by implementing equitable policies, benefits, training, recruiting, and recognition practices to support our employees. DEI is about valuing our differences, creating equal opportunities, and continually identifying ways to improve our cultural intelligence, which ultimately leads to better decision-making and a more tailored client experience.

We view diversification in our people to be just as important as diversification of our investment portfolios. In 2023, we identified new ways to bring to life our value of Diversity Improves Results. We took calculated and measured steps to ensure we create accountability and leveraged quantitative and qualitative data to measure our overall impact, identified process improvements, and strived to create a workforce that reflects the communities in which we operate.

Our DEI Metrics
20%	11%
Women in senior management positions	Racially and ethnically diverse employees in senior management positions

To measure and drive results, we use activity metrics such as the number of employees that participate in DEI-related events. Process metrics are used to evaluate and determine gaps that could occur in our performance management and recruitment efforts. We leverage lagging and leading indicators such as representation data, employee engagement scores, and talent pipeline to provide insight into our inclusion and equity efforts. In addition to disclosing these measurable objectives for achieving diversity, we also disclose how we support DEI with our leadership and talent development curriculum as well as share the future state of DEI at Janus Henderson in our Responsibility Report, which is available on our website at ir.janushenderson.com under “Corporate Governance – Corporate Social Responsibility.”

Employees value our employee resource groups, which include the Ability Alliance, Gender Diversity Alliance, the Black Professional Network, and Janus Henderson Pride, to name just a few.

KEY DEI ACCOMPLISHMENTS IN 2023:

■	Enhanced our global parental leave coverage and leave pay.
■	Increased the number of employees with disabilities by 1% to 8% compared to 2022.
■	Implemented interview training for hiring managers and reinforced our commitment to having diverse interview panels and candidates for open roles.
■	Streamlined our job descriptions to remove unintended barriers and created them for the skill sets needed for tomorrow.
■	Faciliated over 35 sessions focused on topics such as neurodiversity, allyship, sign language, single parenting, belonging, and mental health support for men in the workplace.
■	Designed and implemented new employee curriculum focused on accent bias and socioeconomic diversity.
■	Achieved a DEI employee engagement score of 85%, which is aligned with the 75th percentile industry benchmark set by Newmeasures, LLC, a nationally certified women-owned enterprise that designs and executes employee lifecycle survey tools and benchmark data.
■	Sustained our commitment to the CEO Action for Diversity & Inclusion pledge and Women in Finance Charter and continued to partner with the Diversity Project.
■	Recognized for the past five years by the Bloomberg Gender-Equality Index and Human Rights Campaign Index for our inclusive practices and received 100% on the Human Rights Campaign Foundation Index.
■	Received the LGBT Great Gold Standard designation for our inclusive policies.
■	Continued our partnerships with #10000BlackInterns, Investment 2020, and Greenwood Project internship programs.
■	Globally, our base pay gender pay gap has continued to improve year-over-year but our mean bonus gap slightly increased due to outperformance in a specific portion of our investor base with low female representation.

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*	Data as of December 31, 2023
**	Data includes overall representation of women, ethnically diverse, LGBTQ+, veterans, and employees with disabilities

Corporate Sustainability

Climate change, biodiversity loss, and pollution are some of the greatest challenges we, as a society, face today, and we recognize that urgent action is imperative to prevent irreversible consequences to the planet. We are committed to reducing our environmental impact and embedding sustainable practices throughout our business.

Our highlights:

■	In 2021, we reached our target of reducing our carbon footprint by 15% per full-time employee over three years, based on 2018 consumption, on both actual emissions (which were lowered significantly due to the impact of COVID-19) and business-as-usual modeling (which aims to normalize this reduction). In 2022, we set new science-based aligned reduction targets on our global upstream operational emissions using 2019 as a new baseline, as discussed in our Responsibility Report.
■	In 2022, we improved our carbon data collection process by expanding its scope to include fugitive gases, working-from-home emissions, and electricity transmission and distribution losses.
■	In 2023, we procured 100% renewable electricity for all our global offices through energy contracts, renewable energy certificates, and guarantees of origin.
■	We are a signatory to the CDP and have been responding to its Climate Change Questionnaire since 2010. In 2023, we achieved a ‘B’ score, outperforming our peers in over half of the CDP’s scoring categories as well as scoring higher than the global average of ‘C’. A ‘B’ Score is in the CDP’s ‘Management’ band, indicating that we have addressed the environmental impacts of our business and ensure good environmental management.
■	Through our carbon offsetting portfolio, we contributed to high quality, independently verified emission reduction and removal projects and advanced the UN Sustainable Development Goals. Our 2023 Offset Portfolio includes:

■	Domestic Energy Systems, India
■	Seneca Meadows Landfill Gas, USA
■	Solar Water Heating, India
■	Truck Stop Electrification, USA
■	Wind Power Portfolio, Turkey

UN Sustainable Development Goals advanced through our offset portfolio:

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Community Involvement

We are committed to creating a culture of giving, and our commitment to the community and goals align with our purpose of Investing in a Brighter Future Together. Our people are involved, inspired, and invested through our employee-led giving and volunteering efforts. By contributing to communities through local initiatives, as well as through our investment activity and corporate engagement, we are fulfilling what we view as our civic responsibility to set a positive example.

Through financial donations, service projects, and paid volunteer hours, employees are able to positively engage in the areas where we work and live, strengthening our communities and cultivating meaningful partnerships. In 2023, we were able to engage in some of our traditional philanthropic efforts like participating in hunger relief campaigns and community projects, early childhood literacy programs, and teaching financial literacy in the classroom. Our employees volunteered approximately 2,600 hours in the community which was an increase compared to the 2,000 hours recorded in 2022. In addition, they continued to organize fundraising campaigns for those in need.

During our global month of service campaign:

■	Colleagues volunteered with Food for Thought to assemble over 1,500 Power Snacks for children in the Denver Metro area facing greater food insecurity now more than ever.
■	Employees in Denver donated toiletry items to the Delores Project for individuals experiencing a barrier to housing and collected food to donate to FoodBank of the Rockies which provides food and necessities to more than 800 hunger relief partners across Colorado and Wyoming.
■	Janus Henderson’s colleagues across the globe, including Tokyo, Hong Kong, and Singapore offices, donated blood. The Denver office hosted a Children’s Hospital Colorado Mobile Blood Drive and collected donations to help save or enhance up to 85 children’s lives.
■	Colleagues in Japan volunteered at Good Gohan, a part of Good Neighbours, to provide educational support, medical and health assistance, and vocational training. Good Gohan strives to improve children’s lives through education, food, shelter, community development, medical care, advocacy, and emergency relief projects.
■	In the London office, employees donated money, emergency food, and household items to the Hackney Food Bank for local people in crisis.
■	A group of volunteers took part in the FoodCycle Food Challenge. In teams, they had to devise a menu using new food which was judged by the charity before they delivered the dishes to St. Mungo’s Homeless Kitchen in London.

The Janus Henderson Foundation

The Janus Henderson Foundation is the primary charitable giving arm of Janus Henderson Group. The Janus Henderson Foundation’s mission is to Invest in a Brighter Future Together by helping youth achieve their full potential, enhancing educational opportunities in our communities, and supporting the ideas and passions of our employees.

Select 2023 Partnerships:

■	Greenwood Project. The Janus Henderson Foundation is excited to be in year two of our three-year grant with Greenwood Project. Greenwood Project creates career pathways in the financial services industry for Black and Latino students through rigorous training and internships. The $450,000 grant from the Janus Henderson Foundation has allowed high-achieving, underserved students to participate in the program and focus their training in a financial services bootcamp.
In addition, The Janus Henderson Foundation has helped Greenwood Project to expand its student recruitment efforts beyond the Chicago area by hosting an information session in Denver. Education, business, and non-profit community leaders came together to learn about Greenwood Project and how to partner with the organization.
In 2023, we provided additional funding to the organization to support a seminar for their college scholars. The seminar featured Nobel Prize winner and Janus Henderson Chief Investment Strategist Myron Scholes, Ph.D. The topics covered included decarbonization, innovation, compound returns, risk management, asset and option valuation, behavioral finance, and more. Dr. Scholes also talked about his background in economics and the significant contributions he’s made to the field.
The Janus Henderson Foundation is proud to support Greenwood Project and sees natural alignment in the organization’s mission. We are also grateful for our employees who host interns and volunteer their time and resources to support underserved students looking to pursue careers in financial services.
■	Denver Scholarship Foundation. The Janus Henderson Foundation proudly continues its partnership with the Denver Scholarship Foundation (“DSF”). This year, we are pleased to announce that we are inspiring another 14 scholars through the DSF Named Scholarship supported by Janus Henderson Scholarship. DSF is committed to ensuring students can access these necessary resources and maintain forward momentum. Since the partnership’s inception, we have been able to support and provide scholarships to over 60 youth in our community.
■	Causeway Education. Janus Henderson Scholarship has also partnered with Causeway Education to establish a scholarship for youth in the United Kingdom pursuing a degree in finance. Causeway is focused on supporting young people facing barriers to higher education, apprenticeships, and early careers. This scholarship is designed to help create social mobility opportunities so youth can participate in, and gain access to, work experience opportunities while in school.
■	Charity Challenge. The Charity Challenge continues to be the largest employee-led giving initiative at Janus Henderson. This year we saw many compelling entries and contributed $210,000 to employee-nominated charities. Since inception, we have donated over $1,731,816 to 350 charities around the world based on nominations from our employees.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy and the principal elements used to compensate our CEO and other Named Executive Officers (“other NEOs” and, together with the CEO, “NEOs”) identified below. We also outline the 2023 compensation decisions taken by our Human Capital and Compensation Committee (the “Committee”) and describe how compensation for the CEO and our other NEOs aligns with the Company’s performance and strategic priorities.

LETTER FROM THE CHAIR OF OUR HUMAN CAPITAL AND COMPENSATION COMMITTEE

Dear Fellow Shareholders,

On behalf of the Human Capital and Compensation Committee and the entire Board of Directors of Janus Henderson Group plc, we are pleased to present our Compensation Discussion and Analysis for 2023. This section of our Proxy Statement provides insights into our compensation program, including the decisions made by the Committee throughout the year.

Progress on our Transformation and 2023 Performance

During 2023 there were several signs of clear progress towards our ambition of achieving organic revenue growth over time:

■	We executed on our three strategic pillars of Protect and Grow, Amplify, and Diversify.
■	Improved net flows significantly to $(0.7) billion compared to net flows of $(30.8) billion in 2022.*
■	Reinforced our culture through articulating our Mission, Values, and Purpose.
■	Achieved cost efficiencies better than target by the end of 2023, higher and sooner than the original target of the end of 2024.
■	Simplified the operating model, including signficantly upgrading our order management system and delisting from the Australian Securities Exchange.
■	Returned $321 million of cash to shareholders through quarterly dividends and the share buyback program while maintaining flexibility to invest in the business.

Additional details on our financial performance can be found in the “2023 Company Highlights” section of this CD&A.

Pay and Performance for 2023

The Committee is focused on aligning the executive team’s interests with those of our shareholders through the design of a performance-based compensation program that focuses on achieving rigorous financial and strategic goals.

Our significant operational and strategic achievements in 2023 resonated with the market as demonstrated by the over 36% in total shareholder return (“TSR”) generated by JHG common stock during the year. Our TSR for 2023 outpaced the S&P US BMI Asset Management & Custody Bank Index by approximately five percentage points. In making our compensation decisions, in addition to focusing on financial and strategic performance, we rewarded outcomes that delivered sustainable results for our shareholders. This required us to differentiate our payouts to reward high-performing employees for their contributions across Janus Henderson as we continue working to transform our business. Accordingly, with respect to the variable compensation levels of our NEOs in 2023:

■	We increased our CEO’s variable compensation based on our favorable stock performance during the year, his considerable contributions to our transformation during his first 18 months as CEO, his performance, and continued growth in the role. The Board believes he is the right CEO to lead this company and the compensation accurately reflects the strategic leadership he provides.
■	While we increased our CEO’s variable compensation, it is important to note that the majority of his pay remains strongly aligned with our longer-term performance. 70% of his incentive compensation deferred into equity, of which 60% was delivered in long-term performance-based share units (“PSUs”) and remains at-risk.
■	For our other NEOs, average variable compensation declined reflecting our operating performance.

Additional details on the Committee’s 2023 compensation decisions for our NEOs can be found on page 43 of this CD&A.

*	Net flows exclude Intech, the sale of which was completed March 31, 2022.

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Overview of our Compensation Program

Our program is heavily weighted towards long-term equity incentives and significantly linked to at-risk and performance-based compensation, particularly for our CEO and our other NEOs. We believe that these awards better align our programs with the interests of our shareholders.

The revisions to our 2022 compensation framework received overwhelming support during our shareholder outreach engagements during the year, and we therefore continued these practices in 2023:

■	Continued the use of quantitative and qualitative measures in our scorecard to align variable compensation with Company and individual performance designed to assess financial, client, strategic, and cultural outcomes.
■	Delivered a significant percentage of our variable compensation to our NEOs in long-term, stock-based incentive compensation. For the CEO, 70% of 2023 variable compensation was awarded as long-term incentive awards (“LTI”). For our other NEOs, 60% of 2023 variable compensation was awarded as LTI.
■	Delivered a significant percentage of our LTI in PSUs. For the CEO, the Committee lowered the percentage of LTI awarded in PSUs to 60% (from 70% in 2022) to better align with market practice. For our other NEOs (except our Chief Risk Officer), 50% of their LTI remained awarded in PSUs.
■	We used the same core PSU design for our 2024 - 2026 PSU grants. The PSUs are eligible to vest after three years. The number of shares vesting is based on achievement of annual net new revenue growth and adjusted operating margin. We added relative TSR and net flow modifiers to reward relative outperformance during the performance period. The Committee believes these metrics align best with shareholder outcomes.

Shareholder Engagement

The Company and the Committee view engagement with our shareholders as a top priority and we value shareholder feedback related to our compensation program. This feedback is shared with the Committee and is given significant consideration during the annual review of our program. Last year, shareholders were broadly supportive of our approach to executive compensation as demonstrated by our say-on-pay proposal vote (78.1% in favor) at the 2023 Annual Meeting. However, this was a decline relative to the support we received in 2022 (92.4% in favor). Based on discussions with our shareholders, this decline in support was associated with the one-time transition awards determined by the prior Committee in 2021 to be appropriate to reinforce leadership stability following the former CEO’s retirement. Since the change in Committee leadership, no special awards have been granted or are under consideration for the NEOs.

During 2023, we reached out to our top 15 shareholders, representing 71% of our shares outstanding, and we engaged with all of those who expressed an interest in providing feedback. The feedback we received from our shareholder outreach efforts included support for the following:

■	The design of the executive compensation program implemented last year, most notably awarding a significant portion of our variable compensation awarded in long-term PSUs.
■	The strategy framework implemented by our new Chief Executive Officer.
■	The recent Board refresh and governance oversight, including decision-making around compensation.

In Summary

On behalf of your Board of Directors we would like to thank you for your support of Janus Henderson Group. We are committed to a compensation program that pays for performance, aligns with ongoing shareholder interests, and motivates our leadership team as we continue to deliver value to our shareholders and navigate challenging market conditions.

We thank you again for your feedback and respectfully ask for your continued support at our 2024 Annual Meeting.

Sincerely,

Alison Quirk

Human Capital and Compensation Committee Chair

Named Executive Officers

Our 2023 NEOs include the following current Company executives:

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Compensation Principles

The Committee oversees our overall compensation program for Company employees. In terms of executive compensation, the Committee is responsible for the program’s overall design, the review and approval of goals and objectives relevant to our CEO’s performance assessment and compensation decisions, and approval of the compensation of our executive officers based on an evaluation of each executive’s performance. Our executive compensation program is designed to:

■	Attract and retain highly-skilled individuals critical to our long-term success;
■	Fully align pay with our strategic priorities and reinforce a strong performance culture through rewards that reflect Company-wide, department, team, and individual performance;
■	Align management, client, and shareholder interests, deferring a significant portion of compensation into JHG stock awards;
■	Manage risk-taking and conflicts of interest in our incentive plans, maintaining an appropriate balance between base salary, short-term cash incentives, and long-term deferred incentives; and
■	Ensure that compensation processes and procedures comply with regulatory requirements, are consistent with market practice, and include effective risk management controls.

2023 Company Highlights

After difficult market returns in 2022, most global markets experienced growth in 2023 as external economic concerns in early 2023 were overshadowed by decreasing inflation and the expectation of the end of interest rate hikes as the year progressed.

Net outflows of $(0.7) billion in 2023 were markedly improved compared to $(30.8) billion of net outflows in 2022 (excluding Intech, the sale of which was completed March 31, 2022). Adjusted operating margin declined compared to 2022. Long-term investment performance remains solid with 60%, 69%, and 71% of assets outperforming benchmarks on a three-, five-, and ten-year basis. Our cash flow generation and strong balance sheet continue to provide us with flexibility to invest in the business—both organically and inorganically—and return cash to shareholders. We continue to focus on our mission of helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. Financial results, net flows, investment performance, and several highlights are described below.

Financial Outcomes

Total Shareholder Return (“TSR”)

TSR for JHG in 2023 was 36.0%, compared to a median TSR of 11.1% for the JHG Peer Group (as defined on page 47), 31.4% for the S&P US BMI Asset Management & Custody Banks Index, and 26.3% for the S&P 500. The TSR comparison reflects stock price appreciation during the year and assumes reinvestment of dividends, if any.

Adjusted Revenue*

A 5% decrease in average AUM led to a 3% decrease in adjusted revenue for the year to $1,646 million from $1,705 million in 2022.

Adjusted Operating Margin* (%)

Adjusted operating margin of 30.9% decreased 2.9 percentage points from 33.8% in 2022.

Net Flows

Net outflows of $0.7 billion improved significantly compared to 2022 net outflows of $30.8 billion.

*	In addition to financial results reported in accordance with GAAP, we report certain financial measures on a non-GAAP basis. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may differ from the non-GAAP financial measures used by other companies. For additional information, see Annex A, “Reconciliation of Non-GAAP Financial Measures.”

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Investment Performance

Solid long-term investment performance with 60%, 69%, and 71% of assets under management outperforming relevant benchmarks on a three-, five-, and 10-year basis, respectively.

% of AUM outperforming benchmarks as of December 31, 2023

Capability	1-year	3-year	5-year	10-year
Equities	42%	48%	57%	60%
Fixed Income	79%	66%	88%	91%
Multi-Asset	8%	96%	97%	97%
Alternatives	57%	97%	100%	100%
Total	44%	60%	69%	71%

Strategy Progress

We are in the execution phase of our strategic vision that was established during 2022 and our progress is starting to bear fruit. We believe our strategy will lead to consistent organic revenue growth over time. Our three strategic pillars are described below.

■	Protect and Grow our core businesses – We have identified existing opportunities to better align resources to protect and grow our core business.
■	Amplify strengths not fully leveraged – Our research, portfolio management, and client service strengths can be amplified with adjacent products, channels, geographies, and vehicles.
■	Diversify where clients give us the right to win – We have identified significant white spaces in asset management where we can have the right to win, whether that is by filling gaps in Investment teams or capabilities, or within channels or regions.

In connection with our Protect and Grow strategy, 2023 US Intermediary net flows were positive for the first time since 2016 resulting in 1% organic growth, and we are capturing market share in this strategically important market. Under our Amplify strategy, net inflows into our suite of active ETFs was $6 billion and AUM more than doubled to $12 billion. With this growth, Janus Henderson is now the fourth largest provider of active fixed income ETFs in the US. We extended several strategies into new vehicles, including ETFs, Open-Ended Investment Company (“OEIC”), Société d’investissement à Capital Variable (“SICAV”), and Separately Managed Account (“SMA”). Under our Diversify strategy, we announced a joint venture, Privacore, that looks to take advantage of the democratization of private alternatives into the retail channel, and we continue to look actively to buy, build, or partner.

Mission, Values, and Purpose

During 2023, we reinforced our culture through articulating our Mission, Values, and Purpose (“MVP”) company wide. It defines who we are and what we stand for as a collection of individuals and a Company, not just for today, but in the future. Our MVP, coupled with our strategy and a foundation of creating fuel for growth, guides our decision-making and prioritization, and it empowers our employees to move together in the same direction to help us succeed in this competitive landscape.

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Fuel for Growth

Our philosophy has always been to maintain strong financial discipline and invest in the business where it strategically makes sense while looking to operate more efficiently to provide the “fuel for growth”. This fuel for growth, which allows for reinvestment in Janus Henderson’s strategic initiatives on behalf of our clients, was realized at a faster pace than expected and at a higher dollar amount. We obtained cost efficiencies better than target by the end of 2023 and continue to entrench a strategic cost management mindset across all departments.

Alignment of Pay and Performance

For our CEO and other NEOs, the Committee uses a structured scorecard to evaluate performance and determine total variable compensation on an annual basis. The scorecard approach is designed to reflect the Board’s expectations of leadership and to ensure executives are rewarded for strong Company performance and value creation for our shareholders over the long term. The Board believes that strategy and culture are critical foundations to creating client, employee, and shareholder value.

The specific performance measures included in the scorecard are the same measures we use to evaluate our business. The performance categories, measures, and weightings used in the 2023 scorecard include the following:

■	Financial Outcomes (25% weighting). Deliver strong financial results for shareholders measured by revenue growth, cost management, operating margin expansion, and TSR.
■	Client Outcomes (25% weighting). Deliver superior investment performance and client service as measured by investment performance relative to benchmark over various time periods, client satisfaction, and net AUM flows.
■	Strategy (25% weighting). Transform and articulate the Company’s strategy to position the organization for growth.
■	Culture (25% weighting). Embed new Mission, Values, and Purpose, create a high-performance culture focused on delivering positive client outcomes, attract and retain diverse talent, drive cross-functional collaboration and communication, and reinforce our commitment to Corporate Responsibility.

After the end of each year, the Committee uses the scorecard to evaluate the CEO’s performance relative to the specific performance measures established at the beginning of the year. Following this assessment, the Committee determines the total variable compensation award for the CEO. This same scorecard approach is used by the CEO to evaluate the performance of our other NEOs. The CEO recommends total variable compensation awards to the Committee for consideration, which then makes the determination.

Once the amount of total variable compensation is determined, it is apportioned into short-term incentives (“STI”), such as cash bonuses, and deferrals into LTIs, including time-vested restricted stock units (“RSUs”) and PSUs.

CEO and Other NEO Total Variable Compensation Mix

■	For our CEO, 70% of 2023 variable compensation is deferred into LTI, with 60% of the LTI granted in PSUs to better align with market practice, versus 70% granted in PSUs in 2022.
■	For the other NEOs, 60% of 2023 variable compensation is deferred into LTI, and 50% of the LTI is granted in PSUs, consistent with 2022 (with the exception of Ms. Fogo who receives 100% of the LTI granted in RSUs as the Chief Risk Officer).

Time-vested RSUs vest in equal installments over a three-year period. Performance-vested PSUs cliff vest on the third anniversary of the grant date using a matrix-based target, measured at the end of the three-year period, derived by a combination of annual net new revenue growth and adjusted operating margin* with TSR and net flow modifiers. The Committee believes the PSU vesting targets have a strong correlation to relative shareholder returns and align to performance measures that management can directly influence.

*	In addition to financial results reported in accordance with GAAP, we report certain financial measures on a non-GAAP basis. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may differ from the non-GAAP financial measures used by other companies. For additional information, see Annex A, “Reconciliation of Non-GAAP Financial Measures.”

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The scorecard approach used to determine total variable compensation each year, combined with the rigorous PSU vesting conditions, are intended to ensure CEO and other NEO variable compensation is aligned with shareholder interests and linked to performance over the long term.

■	To receive a variable compensation award, executives must first deliver results against the performance measures as outlined in the scorecard; and
■	PSUs are eligible to vest after three years. The number of shares vesting is based on achievement of annual net new revenue growth and adjusted operating margin modified by relative TSR and net flow numbers at the end of the three-year performance period.

These performance measures reinforce the Committee’s dedication to pay-for-performance, establishing rigorous performance standards, and align executive pay with shareholder interests over the short and long term.

Elements of Compensation

The Committee emphasizes performance-based variable incentives as the primary element of compensation paid to our CEO and other NEOs, reinforcing our strong pay-for-performance culture. In the 2023 performance year, 93% of CEO total compensation and 80% of other NEO total compensation consisted of performance-based variable incentives.

The charts below illustrate the mix of total compensation awarded in respect of the 2023 performance year. Total compensation includes base salary plus total variable compensation delivered in the form of STI, such as cash bonuses, and deferrals into LTI, including time-vested RSUs and performance-vested PSUs.

We strive to maintain competitive compensation and benefits for all employees at the Company. Compensation, including an appropriate balance of base salary and variable compensation, is designed to attract and retain highly-skilled and diverse talent, reinforce a strong pay-for-performance culture, and align the interests of management with our clients and shareholders. The table below provides further detail regarding compensation and benefits at Janus Henderson.

Component	Purpose	Pay Type	Pay Element	Details
Base Salary	Provides fixed pay for performing day-to-day job responsibilities	Fixed	Cash

•

Constitutes a small portion of total annual compensation.

•

Reviewed periodically to maintain market competitiveness.

•

Provides market competitive base salary reflective of the responsibilities and scope of the position, as well as the experience and caliber of our executive talent.

At Risk Performance- Based Variable Compensation

•

Performance-based variable compensation reinforces our pay-for-performance culture

•

Recognizes current year achievement of goals and objectives

•

Total award amount determined and divided into short and long-term incentives

•

All long-term incentive awards are subject to malus and clawback provisions

		Short-Term Incentive	Cash	The portion of total variable compensation paid in cash is intended to reward current year achievements.
		Long-Term Incentive	Time-Based Restricted Stock Units	A portion of total variable compensation is deferred into RSUs which are typically subject to a three-year ratable, time-based vesting schedule. Cash dividend equivalents are paid on unvested RSUs and are included in taxable compensation.
			Performance-Based Share Units	A portion of total variable compensation is also deferred into PSUs, which are eligible to vest after three years. The number of shares vesting is based on achievement of annual net new revenue growth and adjusted operating margin modified by relative TSR and net flow numbers at the end of the three-year performance period.

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Component	Purpose	Pay Type	Pay Element	Details
Other Benefits	Provides market competitive employee benefits	Benefits	• Medical and dental insurance • Life and disability insurance • Employee stock purchase opportunities • Charitable matching gift programs	The Committee annually reviews other benefits provided to the NEOs. We generally provide benefits to our NEOs that are similar to (if not the same as) those offered to all Company employees.
Retirement Plans	Provides the opportunity for participant-elected deferrals of compensation and certain Company discretionary and matching contributions	Varies by Country		We provide retirement plan benefits to all employees to assist them in their retirement planning. The contribution amounts vary geographically, and amounts are based on plan formulas that apply to all employees in those locations. Plans offered vary based on local market practices and regulations.

2023 Compensation for the CEO and Other NEOs

2023 CEO Variable Compensation

In establishing Mr. Dibadj’s 2023 compensation package, the Committee reviewed a range of information, including key objectives in four categories: (1) Financial Outcomes, (2) Client Outcomes, (3) Strategy, and (4) Culture. Competitive benchmarking data provided by the Committee’s independent compensation consultant, CEO compensation packages disclosed by other public financial services firms, and insights from shareholders and external advisors were also considered in determining his 2023 compensation. Mr. Dibadj’s total compensation of $11.0 million payable for 2023 is comprised of base salary and performance-based variable compensation with a larger portion of our compensation package delivered in PSUs relative to peers.

The Committee used the scorecard approach to assess Mr. Dibadj’s performance. A summary of Mr. Dibadj’s 2023 compensation and scorecard assessment are set forth below.

Ali Dibadj | Chief Executive Officer

Responsibilities

Mr. Dibadj is the Chief Executive Officer and serves as a member of our Board of Directors. He is responsible for the strategic direction and overall day-to-day management of the Company and leads the Executive Committee.

2023 Compensation (in 000s)
Base Salary	$725
Performance-Based Variable Compensation
Annual Cash Bonus	$3,083
JHG Restricted Stock (“RSUs”)	$2,877
Performance-Based Share Units (“PSUs”)	$4,315
Total Variable Compensation	$10,275
Total Annual Compensation	$11,000

Compensation Decisions for Mr. Dibadj

The Committee approved $10.275 million in total variable compensation for Mr. Dibadj. His compensation increased 19% over 2022, which was his first and partial year as Chief Executive Officer, and was part of his new hire package. In 2023, under Mr. Dibadj’s leadership, the Company experienced annual net revenue growth that exceeded targets, improved asset retention rates, strong TSR on JHG common stock, and continued improvements on strategic and cultural initiatives. Based on this strong annual performance, including executing on the Company’s vision and driving financial outcomes, the Committee determined that an increase in Mr. Dibadj’s compensation was warranted to bring his total compensation in line with market median of our US peers.

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2023 CEO Scorecard Outcomes

Financial Outcomes (25% weighting)

Despite a challenging and competitive year for the asset management industry, Janus Henderson surpassed its growth targets and delivered positive shareholder returns which reflects the success of its long-term strategic direction and commitment to client service that Mr. Dibadj oversees.

■	Mr. Dibadj led the Company’s efforts in exceeding its annual net new revenue growth target for the year with a strong balance sheet that continues to provide the Company flexibility to invest in the business, both organically and inorganically, and to return cash to shareholders.
■	TSR for JHG common stock in 2023 was +36.0% compared to the median TSR of +11.1% for the JHG Peer Group, +31.4% for the S&P US BMI Asset Management & Custody Banks Index, and +26.3% for the S&P 500 Index (returns of both indices were also calculated on a total return basis).
■	Cost-saving targets were exceeded for the year after an extensive review of operating expenses, including both compensation and non-compensation related expenses.

Client Outcomes (25% weighting)

The Company’s investment performance remained solid, reinforced by Mr. Dibadj’s significant commitment to client engagement, fostering client interactions to build trust, and showcase new products.

■	The majority of our assets under management outperformed their respective benchmarks over the three- and five-year periods ended December 31, 2023, despite a challenging market environment. The Company also saw an improvement in asset retention year-over-year.
■	Worked with our newly appointed Chief Responsibility Officer in advancing the Company’s long-term goal of integrating financially material ESG consderations into appropriate strategies (e.g., excluding passive and enhaced index strategies). As of December 31, 2023, the majority of our assets under management were ESG-integrated.

Strategy (25% weighting)

During the past 18 months, Mr. Dibadj has launched and continued to drive the success of the strategic framework aligned to the Company’s three-pillar strategy of Protect and Grow, Amplify, and Diversify, which has already led to actionable business opportunities and expected long-term revenue growth.

■	Made signficant progress toward the delivery of nine strategic initiatives across our key target client segments which are aligned to the Company’s three-pillar strategy of Protect and Grow, Amplify, and Diversify. This included investing in the US Intermediary channel, our largest client segment, which resulted in positive net flows in this channel for the first time in seven years.
■	Successfully formed a joint venture partnership with Privacore, an open-architecture distributor and trusted consultant for alternative investment products tailored to Private Wealth clients, to provide new avenues to diversify our revenue streams. The firm is expected to become fully operational in the first quarter of 2024.

Culture (25% weighting)

Mr. Dibadj continues to position the Company for growth by leveraging the strength of the existing cultural foundation with a refined strategy of focused execution and increased collaboration and accountability. There has been significant progress in 2023 as a result of the collaboration, effort, and perseverance across the Company to live our MVP values and deliver on our mission of helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service.

■	Continued to spearhead the drive to embed the Company’s rearticulated MVP into our talent management, performance management, and reward and recognition processes. Maintained strong engagement metrics in our annual employee survey with significant increases in senior leader scores after attracting critical new talent into the executive team. Mr. Dibadj continues to foster a culture of transparency and open communication, specifically through town halls, Q&A sessions, and department meetings. Mr. Dibadj has also launched the “60 million brighter futures” campaign highlighting that every Janus Henderson employee is responsible for clients around the world who entrust us with their financial well-being. As this campaign takes hold, we see it energizing and connecting employees to our Mission and Purpose.
■	Engaged with our employee resource groups across the globe, championing their initiatives, helping to secure increased executive sponsorship for each group, and repositioning their efforts to focus externally, as well as internally, to better support the communities we serve.

2023 Compensation for Other NEOs

The Committee is responsible for oversight and approval of compensation paid to the other NEOs who are eligible to receive total variable compensation awards from the Company. The scorecard approach for our other NEOs includes the same categories, measures, and outcome weightings as the CEO scorecard described above.

The CEO, in conjunction with the Committee, agreed to apply the same scorecard approach to our other NEOs to drive individual accountability and alignment between Company and business unit outcomes, and to strengthen the link between compensation and performance over the long term. At the end of the year, each of the other NEOs completes a self-assessment, and the CEO uses the scorecard approach to evaluate their performance on a Company, department, and individual level. He then recommends total variable compensation awards for each other NEO to the Committee for consideration.

In determining total variable compensation for the other NEOs, the CEO and the Committee consider:

■	other NEO performance based on the scorecard approach;
■	demonstration of certain behavioral competencies included in the self-assessment;

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■	competitive benchmarking data for similar roles as compared to the JHG Peer Group; and
■	the direction of the Company profit pool, which is funded based on Company profits.

In general, total variable compensation awards to the other NEOs are directionally consistent with the variable compensation awards paid to all employees from the profit pool.

Total annual compensation and performance against the scorecard measures for the other NEOs for the 2023 performance period is summarized below.

Roger Thompson | Chief Financial Officer
2023 Compensation (in 000s)

Responsibilities

Mr. Thompson serves as Chief Financial Officer and is a member of the Executive Committee. He is responsible for planning, implementing, managing, and controlling all corporate financial-related activities of the Company. He also oversees Corporate Finance, Accounting, Tax, Investor Relations, and Procurement. In addition, Mr. Thompson is responsible for leading the Asia Pacific Client Group.

Base Salary	$447
Performance-Based Variable Compensation
Annual Cash Bonus	$882
JHG RSUs	$662
JHG PSUs	$662
Total Variable Compensation	$2,206
Total Annual Compensation	$2,653

Compensation Decisions for Mr. Thompson

The Committee approved $2.206 million in total variable compensation for Mr. Thompson. Mr. Thompson’s total compensation for 2023 declined 6% on a constant currency basis compared to 2022. He did not receive a salary increase in 2023.

Mr. Thompson’s compensation is determined in Great British pounds (“GBP ”) and converted to US dollars (“USD”) using an annual average exchange rate between GBP and USD equal to 1.2429.

2023 Scorecard Outcomes for Mr. Thompson

Financial Outcomes (25% weighting)

■	Under Mr. Thompson’s leadership, the Company continued to effectively manage expenses and exceed cost-saving targets, maintain a strong balance sheet and cash flow profile, and return cash to shareholders.
■	Mr. Thompson oversaw the Company’s voluntary delisting from the Australian Securities Exchange, which has enabled us to focus on a sole exchange, reduce costs, and simplify our structure as we continue to invest in Australia and the APAC region as a key growth market for us.
■	Mr. Thompson effectively managed his department budget, remaining within his 2023 target budget and exceeding cost-saving targets.

Client Outcomes (25% weighting)

■	Under Mr. Thompson’s leadership, the Asia Pacific Client Group delivered on client-centric initatives aligned with the Company’s strategic vision, including an evaluation of client teams to ensure that appropriate talent is in place to drive future growth, as reflected by positive net flows in the region for 2023.
■	His team delivered strong performance on audits, successfully delivered the required periodic reporting, and effectively managed share repurchases and seed capital investments.

Strategy (25% weighting)

■	Mr. Thompson is a visible and active member of both the Executive Committee and the Strategic Leadership Team and a key driver of the Company’s strategic vision, including executing on key strategic initiatives that achieved significant progress during the year.
■	He was also heavily involved in due diligence activities related to strategic transactions, providing input and guidance on the viability of those opportunities.

Culture (25% weighting)

■	Mr. Thompson traveled extensively in 2023 to meet with employees and clients in many of the Company’s offices around the world. He provided valuable insight and created meaningful connections with employees by hosting town halls, Q&A sessions, and department meetings to provide insight into the Company’s strategic vision and financial results.
■	He serves as a board member of the Janus Henderson Foundation and leads a number of community and charitable activities for the Company such as the Lord Mayor’s Appeal in the UK. Mr. Thompson is also an active member of our Diversity, Equity, and Inclusion Committee.

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Michelle Rosenberg | Chief Administative Officer and General Counsel

2023 Compensation (in 000s)

Responsibilities

In 2023, Ms. Rosenberg served as General Counsel and Company Secretary with responsibility for global oversight of the Legal and Internal Audit teams. In February 2024, she assumed an expanded role as our new Chief Administrative Officer and General Counsel, with additional responsibilities for Corporate Communications, Brand, Creative and Digital, and Corporate Affairs. She is a member of the Executive Committee and represents the Company with global regulators and industry groups. Ms. Rosenberg also serves as President and Chief Executive Officer of Janus Investment Fund and Janus Aspen Series.

Base Salary	$350
Performance-Based Variable Compensation
Annual Cash Bonus	$680
JHG RSUs	$510
JHG PSUs	$510
Total Variable Compensation	$1,700
Total Annual Compensation	$2,050

Compensation Decisions for Ms. Rosenberg

The Committee approved $1.7 million in total variable compensation for Ms. Rosenberg. Her total compensation for 2023 is flat compared to 2022. Ms. Rosenberg did not receive a base pay increase for 2023.

2023 Scorecard Outcomes for Ms. Rosenberg

Financial Outcomes (25% weighting)

■	Ms. Rosenberg effectively managed costs within her business unit budget for 2023, exceeded planned cost-saving targets, and ensured that external counsel was used constructively.
■	Under her leadership, the Legal team achieved positive resolution on several litigation matters and renegotiated insurance policies realizing cost savings while increasing coverage in critical areas.

Client Outcomes (25% weighting)

■	Ms. Rosenberg successfully engaged with the Board, assisted with the selection process for two new Board members, implemented a director onboarding program to help new directors learn about the Company, effectively managed communication, and continued to evolve the Company’s governance model, creating efficiency and streamlining our legal entity structure.
■	She led regulatory rules implementation for various asset management and corporate activities, as well as regulatory work related to a routine SEC examination, all without issue.

Strategy (25% weighting)

■	Ms. Rosenberg and her team actively contributed to due diligence phases of merger and acquisition activity throughout 2023, including the hire of a dedicated Managing Counsel to support the Corporate Strategy and Development team with these endeavors.
■	She implemented time allocation tracking for lawyers which has shown that they are favorably exceeding on external legal counsel utilization rates as compared to benchmarks and increasing time spent working to advance the Company’s growth initiatives.

Culture (25% weighting)

■	Ms. Rosenberg is actively involved on the Diversity, Equity, and Inclusion Committee and is the executive sponsor for the Working Parents employee resource group.
■	She engaged with employees across the Company through various panels, as an executive sponsor for leadership development, and as a mentor.

Georgina Fogo | Chief Risk Officer
2023 Compensation (in 000s)

Responsibilities

Ms. Fogo serves as Chief Risk Officer and Chief Compliance Officer with responsibility for the Global Risk and Compliance functions. She is a member of the Executive Committee and currently chairs our Diversity, Equity, and Inclusion Committee and the Ethics and Conflicts Committee. She is an Executive Director of the Janus Henderson Fund Management UK Limited Board.

Base Salary	$373
Performance-Based Variable Compensation
Annual Cash Bonus	$522
JHG RSUs	$783
JHG PSUs	$0
Total Variable Compensation	$1,305
Total Annual Compensation	$1,678

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Compensation Decisions for Ms. Fogo

The Committee approved $1.305 million in total variable compensation for Ms. Fogo. Her total compensation for 2023 declined 9% on a constant currency basis compared to 2022. For the 2023 performance period, Ms. Fogo’s performance-based variable compensation was awarded in time-vested RSUs and did not include PSUs given her role as the Chief Risk Officer in order to mitigate any potential conflicts between her risk and compliance duties and performance-based variable compensation. Ms. Fogo did not receive a salary increase in 2023.

Ms. Fogo’s compensation is determined in GBP and converted to USD using an annual average exchange rate between GBP and USD equal to 1.2429.

2023 Scorecard Outcomes for Ms. Fogo

Financial Outcomes (25% weighting)

■	Ms. Fogo achieved business unit financial goals, including realizing cost-saving targets.
■	She demonstrated an efficient use of capital through maintenance of a strong operational risk.

Client Outcomes (25% weighting)

■	Under Ms. Fogo’s leadership, the Risk and Compliance teams delivered strong regulatory exam results and ensured positive engagement with regulators. They also continued to evolve the Company’s risk framework, including implementation of ESG portfolio risk oversight for EMEA and North America.
■	She engaged with clients to provide risk framework design, market insights, and ensure delivery of robust risk management practices. She also partnered effectively with business leaders and Board members to provide guidance on external events impacting the Company’s risk profile and reports on relevant issues.

Strategy (25% weighting)

■	Ms. Fogo and her teams continued to strengthen the Company’s relationship with regulators and demonstrate that our control environment is robust and well managed, and she participated in several strategic initatives by ensuring that the Company’s risk and compliance framework is represented.
■	Ms. Fogo’s work on the compliance workstream portion of our new Order Management System (“OMS ”) was critical to the successful launch of that platform, and her team was instrumental in overcoming last minute challenges and providing crisis management support to ensure the OMS functioned properly within our robust risk management framework.

Culture (25% weighting)

■	As the chair of the Diversity, Equity, and Inclusion Committee, Ms. Fogo led a thorough review of the Company’s current programs, created opportunities for greater connectivity by engaging with our employee resource groups and regional leads, and finalized multi-year goals for our diversity, equity, and inclusion initiatives.
■	She is the executive sponsor of Janus Henderson’s EMEA PRIDE Employee Network, and received external recognition by being named InVolve role model of the year 2023 and LGBT+ Great Top 50 Executive Ally 2023.

James R. Lowry | Global Chief Operating Officer
2023 Compensation (in 000s)

Responsibilities

Mr. Lowry serves as Global Chief Operating Officer and is a member of the Executive Committee. He oversees Operations, Technology, Data, Facilities, Business Change, Operational Transformation, and Luxembourg operations.

Base Salary	$348
Performance-Based Variable Compensation
Annual Cash Bonus	$482
JHG RSUs	$362
JHG PSUs	$362
Total Variable Compensation	$1,206
Total Annual Compensation	$1,554

Compensation Decisions for Mr. Lowry

The Committee approved $1.206 million in total variable compensation for Mr. Lowry. His total compensation for 2023 declined 6% on a constant currency basis compared to 2022. Mr. Lowry did not receive a salary increase in 2023.

Mr. Lowry’s compensation is determined in GBP and converted to USD using an annual average exchange rate between GBP and USD equal to 1.2429.

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2023 Scorecard Outcomes for Mr. Lowry

Financial Outcomes (25% weighting)

■	Mr. Lowry effectively managed costs within his business unit and delivered projects within established budgets except for a cost overrun on the OMS transformation project, a critical and highly complex multi-year systems project that went live in 2023.

Client Outcomes (25% weighting)

■	He is the Senior Leadership Team sponsor for the Direct Business Channel (“DBC”) strategic initative, which offers investment advice to individual investors and provides digital tools to enhance the client experience. Significant progress has been made in the delivery of milestones associated with this strategic initiative and against the articulated outcomes, including the successful launch of the US Direct Advice offering in July 2023.
■	He led a review to systematically identify and address recurring causes of COO-related risk and performance events to enhance our operational risk management and governance landscape while reducing the Company’s operating expenses.
■	Mr. Lowry’s Enterprise Data Management team improved the Company’s use and management of data by automating processes and optimizing data integrity, and the Technology teams have continued to evolve the cloud and key architecture through important upgrades, such as the outsourcing of the Company’s data centers.

Strategy (25% weighting)

■	Under Mr. Lowry’s leadership, in 2023 we launched our OMS transformation program, a multi-year project requiring collaboration across the Company. The delivery of this program was a transformative step in our technology evolution and a critical step forward in our operational infrastructure that provides us with a robust risk framework, improved workflow, and flexbility to support future strategies.
■	Mr. Lowry’s Business Change team provided project management support to almost all of the Company’s strategic priorities, and the Operations team successfully supported DBC and the Privacore joint venture as well as operational modeling work on liquid alternative investments.

Culture (25% weighting)

■	Mr. Lowry is an effective communicator, publishing monthly department metrics, providing regular communications to articulate department priorities in alignment with the strategic vision of the Company, and embedding the Company’s Mission, Values, and Purpose message within his organization.
■	He led the Company’s efforts to successfully return to the office globally, continuing to adopt a hybrid working model. Alongside Human Resources, Mr. Lowry ensured organizational and talent management processes supported new ways of working.
■	He is an executive sponsor of the Veterans and Seasoned Professionals employee resource groups.

The Compensation Process

JHG Peer Group

The Committee, with assistance from its independent compensation consultant, periodically reviews the composition of our peer group to ensure that it continues to serve as an appropriate market reference for executive compensation purposes. In reviewing the composition of our peer group, the Committee considers various factors, including our revenue, total AUM, and business model as compared to a select group of companies in our industry.

The Committee does not determine executive pay levels solely based on those of the JHG Peer Group (the “JHG Peer Group,” as shown below). Rather, the Committee uses data from the JHG Peer Group as one of multiple reasonable reference points for consideration when determining NEO pay. The Committee believes that reference to the JHG Peer Group is useful to ensure that NEO variable compensation is competitive relative to compensation levels at other asset management firms with which we compete for executive talent.

Below is the compensation peer group that we used for 2023:

JHG PEER GROUP
• Abrdn plc • Affiliated Managers Group, Inc. • AllianceBernstein Holding LP • Ameriprise Financial, Inc. • Artisan Partners Asset Management, Inc. • Cohen & Steers, Inc.	• Federated Hermes, Inc. • Franklin Resources, Inc. • Invesco Ltd. • Lazard Ltd. • M&G plc	• Man Group plc • Schroders plc • T. Rowe Price Group, Inc. • Victory Capital Holdings, Inc. • Virtus Investment Partners, Inc.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	47

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Role of the Independent Compensation Consultant

The Committee has the sole authority to retain and terminate any compensation consulting firm directly assisting it in the evaluation of director or executive compensation. The Committee also has the sole authority to approve fees and other retention terms for its consultant.

The Committee retains Meridian Compensation Partners (“Meridian”) as its independent compensation consultant to provide objective analyses of, and counsel on, our executive compensation program and practices during the year. Throughout the year, the independent consultant is asked to review and comment objectively on management proposals and presentations to the Human Capital and Compensation Committee covering all elements of compensation paid to the NEOs, including an evaluation of the market competitiveness of our executive compensation packages, an assessment of pay in relation to performance, and input into CEO and other executive pay designs. The independent consultant also provides counsel on general market trends and technical developments, as well as input on the amount and structure of pay for the non-executive directors serving on our Board. The independent consultant is required, on an annual basis and upon the reasonable request of the Committee, to report to the Committee on any consulting services performed for management and their related fees. There were no such services provided to management during 2023.

The Committee recognizes that it is essential to receive objective advice from compensation consultants that are independent. In assessing Meridian’s independence, the Committee considered the independence factors for compensations consultants listed in the NYSE listing requirements and determined that there were no conflicts of interest.

Shareholder Outreach

Our executive compensation and other governance matters are informed by shareholder feedback. In 2023, 78.1% of our shareholders supported the Company’s advisory say-on-pay proposal. During 2023, we reached out to our top 15 shareholders, representing 71% of our shares outstanding in 2023, to discuss governance matters, including our executive compensation program, and we engaged with all those who expressed an interest in providing feedback. The feedback we received was broadly supportive of the design of the executive compensation program implemented last year.

Compensation Risk Assessment

On an annual basis, the Company undertakes an assessment of existing compensation programs and practices, including the material terms of our compensation plans, design elements that could potentially encourage excessive risk-taking or are reasonably likely to have a material adverse impact on the Company, and any risk mitigation features in place. The Committee receives the results of this assessment for its review and consideration.

In 2023, the Committee concluded that the Company’s compensation programs and practices discourage excessive risk-taking due to the mix of fixed and variable compensation, use of deferred incentives (including both RSUs and PSUs), and the Committee’s ability to claw back both deferred and previously paid awards.

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Other Compensation Policies

We are committed to ensuring that our executive compensation program and practices reflect principles of good governance as demonstrated by the following key aspects comprising our program and by those practices that we do not engage in.

What We Do	What We Don’t Do
Incorporate sound risk management and risk avoidance in our incentive plan design, including robust Board and management processes to identify and monitor risk	No change-in-control agreements or single-trigger vesting of award in connection with a change in control of the Company
Significant majority of NEO compensation is at-risk (93% for the CEO, 80% for other NEOs)	No gross-ups for potential excise taxes
At least 60% of our NEOs’ total variable compensation consists of long-term incentive awards	No dividends or dividend equivalents paid on unvested or unearned PSUs
60% of CEO equity awards granted as PSUs, with vesting contingent on a further three-year performance period	No automatic acceleration of vesting on long-term incentive awards on termination of employment, except upon death
Robust stock ownership guidelines (10x base salary for CEO and 3x for other NEOs)	No short selling, hedging, or pledging of JHG shares
Regularly review the governance of our programs and revise to align with market best practices	No special executive retirement pension benefits
Active shareholder engagement program to seek and incorporate feedback	No excessive perquisites
Malus and clawback policies require us to recapture long-term incentive awards paid to an executive who engages in financial misconduct (including the misstatement of financial results)	No decisions made solely based on market data
No encouragement of excessive risk-taking

Stock Ownership Guidelines

To ensure our NEOs and other executive officers make a meaningful investment in our common stock to align their economic interests more closely with those of other shareholders, the Committee has set minimum stock ownership guidelines for non-executive directors and members of the Company’s Executive Committee. We believe this commitment to stock ownership will continue to play a significant role in driving our success and creating long-term value, further aligning our senior leaders’ interests with those of our shareholders. Guideline levels are phased in over a period of five years. Shares that count towards this ownership guideline include shares of our common stock owned directly and common stock equivalents (PSUs are excluded). The CEO, other NEOs, and other Executive Committee members must meet these requirements within five years of becoming subject to the ownership requirement. Executives subject to the foregoing guidelines are not permitted to sell shares of our common stock until they have met the applicable ownership guidelines. All our NEOs have satisfied the applicable stock ownership guidelines or are expected to meet the guideline by the conclusion of the five-year time period.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	49

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Hedging and Pledging

Our Share Trading Policy prohibits our employees and directors from engaging in hedging designed to offset or reduce the risk of price fluctuations in our common stock or any other transactions that include the use of derivatives (including contracts for difference, spread betting, prepaid variable forward contracts, equity swaps, collars, or exchange funds) in relation to our common stock or similar transactions with respect to our common stock that would allow them to continue to own the securities without the full risks and rewards of ownership.

In addition, our Share Trading Policy prohibits our employees and directors from trading in options, warrants, puts, calls, and similar instruments linked to the value of our securities. Given the relatively short term of publicly traded options, transactions in options may create the appearance that an employee or director is trading based on material non-public information and focus attention on short-term performance at the expense of the Company’s long-term objectives.

Our directors and employees are also prohibited from engaging in short sales of our common stock. Short sales may reduce a seller’s incentive to seek to improve the Company’s performance and often have the potential to signal to the market that the seller lacks confidence in our prospects. In addition, Section 16(c) of the Exchange Act prohibits officers and directors from engaging in short sales of our common stock.

Because a margin sale or foreclosure sale could occur at a time when the holder is aware of material non-public information or otherwise is not permitted to trade in JHG common stock, our Share Trading Policy prohibits employees and directors from holding shares of our common stock in a margin account or otherwise pledging our stock as collateral for a loan.

Certain aspects of this policy do not apply to Trian Fund Management, L.P. and its affiliates, including the funds and investment vehicles managed by Trian. Trian is our largest shareholder and an institutional investment manager with which two of our non-executive directors – Brian Baldwin and Josh Frank – are affiliated. Mr. Baldwin is Head of Research and a Partner of Trian and Mr. Frank is Co-Chief Investment Officer and a Partner of Trian. However, our Share Trading Policy applies to each of Mr. Baldwin and Mr. Frank in his individual capacity.

Clawback

The Company maintains a clawback policy applicable to long-term incentive awards, including equity-based compensation, granted to our NEOs on or after January 1, 2020, to the extent such individuals were NEOs at the time of grant. Upon a breach of the policy, the Committee (or the Board) may cause such awards to be forfeited or, in the case of previously settled or paid awards, clawed back. The policy applies under the following circumstances: (i) if the NEO is found to have engaged in certain types of material misconduct, (ii) in case of certain situations involving a material misrepresentation (regardless of whether the NEO’s actions caused the misrepresentation) in relation to the financial performance of the Company, its subsidiaries, business units, funds or other investment vehicles managed by a member of the Company group, including upon a misstatement of financial results or other errors or discrepancies, or relating to the performance of the NEO, which formed the basis of certain incentive compensation determinations, (iii) upon significant changes in the overall financial situation of the Company group, and (iv) upon a material failure of risk management.

In addition, in 2023 the Company adopted an additional Clawback Policy for Executive Officers in order to comply with newly effective rules promulgated under the Dodd-Frank Act and NYSE listing standards. This policy applies to all incentive-based compensation (including cash bonus payments) received by our current and former Section 16 officers on or after October 2, 2023, the effective date specified in the NYSE listing standards. Under this policy, “incentive-based compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. In the event of an accounting restatement that impacts the financial reporting measures on which incentive-based compensation is calculated, this policy will require the clawback of the amount by which the compensation actually received exceeds the amount that otherwise would have been received based on the restated financial results.

Human Capital and Compensation Committee Report

The Committee has reviewed and discussed this CD&A with management. Based on this review and discussion, the Committee has recommended to the Board that this CD&A be included in the Proxy Statement for the 2024 Annual Meeting and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted by the Human Capital and Compensation Committee:

Alison Quirk (Chair)

Eugene Flood Jr.

Josh Frank

Angela Seymour-Jackson

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	50

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for Fiscal Year 2023

The Summary Compensation Table below provides information regarding compensation during the years ended December 31, 2023, 2022, and 2021 for each of our NEOs. The information presented in this table differs from the compensation information presented in the “2023 Compensation for the CEO and Other NEOs” section of the CD&A for the following reasons:

■	The CD&A describes compensation decisions made with respect to the 2023 performance year, regardless of when such compensation was actually paid or granted.
■	By contrast and as required by SEC rules, the Summary Compensation Table reports LTI awards in the calendar year in which they were granted. Our annual LTI awards relating to each performance year are granted shortly after year-end. Therefore, in accordance with SEC rules:
■	LTI awards determined based on 2022 performance and granted in 2023 are included in 2023 compensation in the Summary Compensation Table below.
■	LTI awards determined based on 2023 performance and granted in 2024 will be included in 2024 compensation in next year’s Summary Compensation Table.

In accordance with SEC rules, compensation shown in the Summary Compensation Table below includes not only cash compensation awarded for services in the applicable year but, in the case of LTI awards granted in the years reported in the table, compensation awarded for performance in prior years and forward-looking performance-vested compensation.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Ali Dibadj Chief Executive Officer	2023	725,000	3,082,500	5,950,035	—	355,563	10,113,098
	2022	384,464	2,550,000	5,000,022	—	13,329	7,947,815
	2021	n/a	n/a	n/a	n/a	n/a	n/a
Roger Thompson Chief Financial Officer	2023	447,444	882,459	1,402,733	476,481	48,508	3,257,625
	2022	442,764	941,119	2,336,443	597,917	47,092	4,365,335
	2021	494,856	1,513,965	514,591	620,102	57,970	3,201,484
Michelle Rosenberg Chief Administrative Officer & General Counsel	2023	350,000	680,000	1,020,055	272,180	39,056	2,361,291
	2022	350,000	680,000	1,359,994	209,568	38,697	2,638,259
	2021	350,000	930,000	485,035	117,511	40,525	1,923,071
Georgina Fogo Chief Risk Officer	2023	372,870	522,018	871,110	308,802	39,093	2,113,893
	2022	368,970	584,448	1,484,795	322,894	43,015	2,804,122
	2021	412,380	998,490	555,399	237,285	50,039	2,253,593
James R. Lowry Global Chief Operating Officer	2023	348,012	482,245	769,966	40,084	74,412	1,714,719
	2022	n/a	n/a	n/a	n/a	n/a	n/a
	2021	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Compensation for Messrs. Thompson and Lowry and Ms. Fogo was paid in GBP and has been converted to USD using the average annual exchange rate for the applicable year (for 2023, 1 GBP = 1.2429 USD). Exchange rate differences account for the varying salaries shown for Mr. Thompson and Ms. Fogo from year to year.
(2)	Amounts in this column represent the portion of the annual performance-year bonus paid in cash for the respective fiscal year, as reported in the CEO and other NEO performance descriptions in the “Compensation Discussion and Analysis” section above.
(3)	In accordance with SEC rules, the amounts in this column for 2023 are the aggregate grant date fair values of the RSUs and PSUs granted during 2023, even though the value awarded was based on 2022 performance. The aggregate grant date fair values of the awards shown in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note 15 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The amounts reported in the Summary Compensation Table for the PSUs are the values at the grant date as determined in accordance with ASC 718, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amounts of the awards made by the Committee, which are divided by the Company’s common stock price as determined on the grant date to yield a target number of PSUs.
(4)	In accordance with SEC rules, the amounts in this column for 2023 represent fund unit awards vesting in 2023 based on the cash value of such awards at the time of vesting (which includes any appreciation in the funds in which the awards were nominally invested following the grant date) even where performance related to prior years. SEC rules require the presentation of such awards that vested during calendar year 2023, not awards made in respect of performance in 2023.

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(5)	The table below details the amounts included in the “All Other Compensation” column for 2023.

	Contributions to Retirement and 401(k) Plans(a)	Insurance Premiums	401(k) ESOP Dividends	Relocation & Other(b)	Total
Ali Dibadj	16,500	23,505	—	315,558	355,563
Roger Thompson	40,270	6,560	—	1,678	48,508
Michelle Rosenberg	16,500	22,376	180	—	39,056
Georgina Fogo	33,558	5,286	—	249	39,093
James R. Lowry	36,541	36,571	—	1,300	74,412
(a)	Amounts of contributions paid by the Company vary by jurisdiction. In the US, this represents 401(k) match contributions up to 5% of eligible compensation (capped at $330,000 per the IRS annual compensation limit). In the UK, this represents employer contributions to the Company’s defined contribution pension plan at 10.5% of eligible compensation, or a taxable cash alternative of 9%.
(b)	Amounts in this column represent, where applicable, Company matching charitable contributions under the Janus Henderson Matching Gift programs. For Mr. Dibadj, the amount shown includes tax equalization on foreign tax which is in accordance with the Company’s Tax Equalization policy that applies to all applicable employees. This policy aims to ensure that regardless of location, an employee on a job-related assignment away from their home country should not be worse off had they continued to work for the Company in their home country.

Grants of Plan-Based Awards for Fiscal Year 2023

The table below shows the non-equity incentive and equity award opportunities granted to our NEOs in 2023. These awards were based on 2022 performance and funded from the 2022 total incentive pool.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
		Threshold	Target	Maximum	Target	Maximum	or Units	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)(2)	($)(3)
Ali Dibadj	2/28/2023				—	—	65,052	1,785,027
	2/28/2023				151,786	303,572	—	4,165,008
Roger Thompson	2/28/2023				—	—	25,560	701,366
	2/28/2023				25,560	51,120	—	701,366
Michelle Rosenberg	2/28/2023				—	—	18,587	510,027
	2/28/2023				18,587	37,174	—	510,027
Georgina Fogo	2/28/2023				—	—	31,746	871,110
James R. Lowry	2/28/2023				—	—	14,030	384,983
	2/28/2023				14,030	28,060	—	384,983
(1)	Represents the number of PSUs granted in 2023 assuming target performance. The 2023 PSUs vest at the end of the performance period using a matrix-based target, measured at the end of the three-year period, derived from a combination of annual net new revenue growth and adjusted operating margin. There is no guaranteed minimum payment under our plan. More detailed information about the terms of these awards appears on page 41.
(2)	Represents the number of RSUs granted in 2023 in respect of 2022 performance. The 2023 RSUs are eligible to vest ratably over the three-year period after the grant date, generally subject to continued service. More detailed information about the terms of these awards appears on page 41.
(3)	The assumptions used in determining grant date fair value are the same as those set forth in footnote 3 to the Summary Compensation Table. These amounts do not necessarily represent the actual value that may be realized by the NEO.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our NEOs as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Ali Dibadj	205,103	(4)	6,183,855	151,786	4,576,348
Roger Thompson	94,557	(5)	2,850,894	25,560	770,634
Michelle Rosenberg	60,999	(6)	1,839,120	18,587	560,398
Georgina Fogo	78,429	(7)	2,364,634	—	—
James R. Lowry	33,583	(8)	1,012,527	14,030	423,005
(1)	The amount reflects the number of RSUs granted multiplied by $30.15, the closing price of our common stock on December 29, 2023.
(2)	PSUs granted on February 28, 2023, vest at the end of the 3-year performance period, subject to the achievement of the applicable performance goal, and generally subject to continued service. The amount reflected in the table represents the number of shares payable based on the achievement of the target level of performance (100%).
(3)	The amount reflects the number of PSUs payable based on the achievement of the target level of performance multiplied by $30.15, the closing price of our common stock on December 29, 2023.
(4)	Includes the following unvested RSU awards: a new hire RSU award of 140,051 granted on June 21, 2022, and a RSU award of 65,052 granted on February 28, 2023, each RSU award subject to vest ratably over the three-year period after the grant date, generally subject to continued service.
(5)	Includes the following unvested RSU awards: a RSU award of 5,955 granted on February 26, 2021, a RSU award of 12,642 granted on February 28, 2022, and a RSU award of 25,560 granted on February 28, 2023, each RSU award subject to vest ratably over the three-year period after the grant date, generally subject to continued service. Also includes a one-time transition award of 50,400 granted on February 28, 2022, subject to vest on the second anniversary of the grant date, generally subject to continued service.
(6)	Includes the following unvested RSU awards: a RSU award of 2,720, plus an additional discretionary award of 2,894, each granted on February 26, 2021, a RSU award of 7,151 granted on February 28, 2022, and a RSU award of 18,587 granted on February 28, 2023, each RSU award subject to vest ratably over the three-year period after the grant date, generally subject to continued service. Also includes a one-time transition award of 29,647 granted on February 28, 2022, subject to vest on the second anniversary of the grant date, generally subject to continued service.
(7)	Includes the following unvested RSU awards: a RSU award of 3,535, plus an additional discretionary award of 2,893, each granted on February 26, 2021, a RSU award of 7,644 granted on February 28, 2022, and a RSU award of 31,746 granted on February 28, 2023, each RSU award subject to vest ratably over the three-year period after the grant date, generally subject to continued service. Also includes a one-time transition award of 32,611 granted on February 28, 2022, subject to vest on the second anniversary of the grant date, generally subject to continued service.
(8)	Includes the following unvested RSU awards: a new hire RSU award of 2,196 granted on October 29, 2021, a RSU award of 2,534 granted on February 28, 2022, and a RSU award of 14,030 granted on February 28, 2023, each RSU award subject to vest ratably over the three-year period after the grant date, generally subject to continued service. Also includes a one-time transition award of 14,823 granted on February 28, 2022, subject to vest on the second anniversary of the grant date, generally subject to continued service.

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Stock Vested for Fiscal Year 2023

The following table reflects vesting of stock awards held by our NEOs during fiscal year 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ali Dibadj	68,980	1,903,158
Roger Thompson	19,655	538,277
Michelle Rosenberg	12,190	332,178
Georgina Fogo	24,969	683,375
James R. Lowry	3,444	87,768

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Potential Payments Upon Termination or Change-in-Control

Service Agreements with Executive Officers

In connection with his appointment, Mr. Dibadj and the Company entered into a Severance Rights Agreement, dated March 23, 2022 (the “Severance Rights Agreement”), which provides that upon a termination of his employment by the Company without Cause or by Mr. Dibadj for Good Reason, in either case, prior to March 23, 2025, Mr. Dibadj will receive a lump sum amount equal to three times his annual total cash compensation, plus any previously unpaid portion of his variable cash compensation from a prior completed fiscal year, plus a prorated annual cash bonus at the target level of performance. In addition, the Company will provide Mr. Dibadj with 18 months of continued health and welfare coverage. The Severance Rights Agreement further provides that any unvested time- or performance-based restricted stock units held by Mr. Dibadj will remain outstanding and will continue to vest in accordance with their terms. The foregoing severance entitlements are subject to the execution of a general release of claims in favor of the Company and continued compliance with post-termination restrictive covenants, including 12 months’ non-competition and non-solicitation of clients, employees, and contractors.

In addition to the arrangements with Mr. Dibadj, we remain party to a service agreement with Mr. Thompson that was entered into prior to the merger of Janus Capital Group Inc. and Henderson Group plc in 2017, and we entered into a service agreement with Ms. Fogo on March 15, 2018, at the time of hire. Mr. Thompson’s service agreement provides for his employment to continue until terminated by Mr. Thompson on six months’ notice or by the Company on 12 months’ notice. Ms. Fogo’s service agreement provides for her employment to continue until terminated by either party with six months’ notice. In each case, during the notice period, the Company may place Mr. Thompson and Ms. Fogo on garden leave for up to six months with full salary and benefits.

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The tables below describe the potential termination payments for our currently employed NEOs under various termination of employment scenarios. Post-termination compensation and benefits paid to our NEOs are typically addressed by the plan or award agreement relating to each element of compensation. For purposes of estimating the compensation and benefits that would apply to our NEOs, these amounts have been calculated as if each NEO’s employment had been terminated as of December 31, 2023, using the closing value of our common stock on December 29, 2023 ($30.15 per share).

The numbers disclosed in the tables are calculated in USD and are subject to other estimates and assumptions, therefore, the actual amounts the NEO may receive may differ materially from those shown in these tables. Additional information on the calculations for any payments are outlined in the footnotes of each table.

Voluntary Resignation

Upon a voluntary resignation (not constituting a retirement), no NEO is entitled to any compensation or benefit and any unvested LTI awards, including fund unit awards and stock options under the Sharesave program (a UK tax approved plan), will forfeit.

Involuntary Termination

Upon an involuntary termination of employment without cause, the CEO will be entitled to severance in accordance with his Severance Rights Agreement. Payments would include:

■	A lump sum amount equal to three times annual total cash compensation,
■	Any unpaid portion of variable cash compensation from a completed fiscal year,
■	A cash payment equal to the determined cash bonus for the year of termination, prorated through the date of termination,
■	Any unvested LTI awards, including PSUs, would continue to vest subject to achievement of performance criteria, and
■	A cash payment equal to the value of continued benefits for a period of 18 months following date of termination.

Except with respect to Mr. Dibadj, our NEOs will not be entitled to severance in the event of an involuntary termination of employment that is not the result of a role elimination. In the unlikely event that the Company were to eliminate the role of an NEO, he or she would be entitled to the severance benefits in place at the time of the role elimination, and consistent with the severance benefits offered to all other employees in the event of a role elimination. If the termination had occurred on December 31, 2023, severance payments would include:

■	A cash payment equal to a number of months of base salary (determined by tenure), and subject to a minimum of three and a maximum of 12 months,
■	A payment in lieu of notice, if applicable, as described in the service agreements with certain NEOs,
■	A pro-rata portion of total variable compensation based on the previous year’s actual variable compensation (assuming termination after July 1),
■	Any unvested LTI awards including fund unit awards would continue to vest, and he or she will have six months following termination of employment to exercise any stock options under the Company’s Sharesave program (a UK tax approved plan), and
■	Where applicable, a cash payment equal to the value of continued benefits (determined by tenure), and subject to a minimum of three and a maximum of 12 months.

Elimination of Position	A. Dibadj	R. Thompson	M. Rosenberg	G. Fogo	J. Lowry
Severance Payment ($)(1)	12,375,000	2,597,661	2,050,000	1,475,944	1,270,865
Payment in Lieu of Notice ($)(2)	—	447,444	—	186,435	174,006
Long-term Incentive Vesting ($)(3)	10,760,203	4,198,629	2,729,852	2,721,169	1,528,069
Benefits ($)(4)	35,257	—	22,376	—	—
TOTAL ($)	23,170,460	7,243,734	4,802,228	4,383,548	2,972,940
(1)	For the CEO, this includes a lump sum amount equal to three times annual total cash compensation and the unpaid portion of variable cash compensation from a prior completed fiscal year. For the other NEOs, this includes a cash payment equal to a number of months of base salary determined as described above and a pro-rata portion of total variable compensation assuming a December 31, 2023, termination date. Variable compensation payments to the other NEOs are subject to deferral in accordance with the terms of the plan rules.
(2)	Messrs. Thompson and Lowry and Ms. Fogo are entitled to payment in lieu of a notice period if the Company elects to end their services instead of completing the notice period. The amounts in this row assume payment for the full notice period.
(3)	Long-term incentive award vesting reflects continued vesting of RSUs, PSUs, and fund unit awards (as applicable to each participant).
(4)	Benefits include medical, dental and vision premiums typically paid on behalf of active employees.

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Death, Disability, or Retirement

If an NEO’s employment is terminated due to death or disability, unvested LTI awards including fund unit awards will vest.

If an NEO meets the age and service requirements of retirement or qualifies for retirement following an assessment of the Company’s retirement criteria, his or her unvested LTI awards shall continue to vest subject to certification of the terms of the award agreements. Unvested LTI awards granted for retention purposes forfeit upon retirement.

Death or Disability	A. Dibadj	R. Thompson	M. Rosenberg	G. Fogo	J. Lowry
Bonus Payment ($)(1)	10,275,000	2,206,148	1,700,000	1,305,045	1,205,613
Payment in Lieu of Notice ($)(2)	—	447,444	—	186,435	174,006
Long-term Incentive Vesting ($)(3)	10,760,203	4,198,629	2,729,852	2,721,169	1,528,069
Benefits ($)	—	—	—	—	—
TOTAL ($)	21,035,203	6,852,221	4,429,852	4,212,649	2,907,688
(1)	Includes a pro-rata portion of total variable compensation assuming a December 31, 2023, termination date. The variable compensation payment is not subject to deferral.
(2)	Messrs. Thompson and Lowry and Ms. Fogo are entitled to payment of lieu of a notice period as outlined in their service agreements. The amounts in this row assume payment for the full notice period.
(3)	Long-term incentive award vesting reflects acceleration of RSUs, PSUs, and fund unit awards (as applicable to each participant).

Retirement	A. Dibadj	R. Thompson	M. Rosenberg	G. Fogo	J. Lowry
Bonus Payment ($)(1)	10,275,000	2,206,148	1,700,000	1,305,045	1,205,613
Payment in Lieu of Notice ($)	—	—	—	—	—
Long-term Incentive Vesting ($)(2)	6,537,666	2,679,069	1,835,995	1,737,948	1,014,946
Benefits ($)	—	—	—	—	—
TOTAL ($)	16,812,666	4,885,217	3,535,995	3,042,993	2,220,559
(1)	Includes the full 2023 total variable compensation. The variable compensation payment is subject to deferral in accordance with the terms of the plan rules.
(2)	Long-term incentive award vesting reflects continued vesting of RSUs, PSUs, and fund unit awards, subject to complying with limitations on the types of services that may be provided to competitors during the vesting period. Mr. Dibadj’s 2022 long-term incentive award and Mr. Lowry’s 2021 long-term incentive award do not include any retirement vesting provisions.

Change-in-Control

The Company is not party to any individual change-in-control agreements with any of the NEOs. In addition, beginning with LTI incentive grants made in 2020, LTI incentive awards including fund unit awards do not contain change-in-control provisions.

Pay Versus Performance Table for Fiscal Year 2023

The Pay Versus Performance Table below discloses the relationship between the compensation actually paid (“CAP”) to the executive officers and the Company’s financial performance during the years ended December 31, 2020, 2021, 2022, and 2023. The compensation information presented in this table is different from compensation information presented in the CD&A and in the Summary Compensation Table above. The differences can largely be attributed to variation in the treatment of stock awards in each of these tables as described in greater detail below.

■	The compensation presented in the “2023 Compensation for the CEO and Other NEOs” section of the CD&A illustrates compensation paid or granted to NEOs based on their performance during the 2023 performance period as determined by the scorecard approach. The stock awards shown as “JHG RSUs” and “JHG PSUs” in these tables include the portions of 2023 total variable compensation that will be deferred into JHG RSUs and JHG PSUs when they are granted in February 2024.
■	In accordance with SEC rules, the Stock Awards column in the Summary Compensation Table includes the aggregate grant date fair values of the RSUs and PSUs granted during 2023, even though the number of RSUs and PSUs granted was determined based on the 2022 performance of the executive officers.
■	The Pay Versus Performance Table below differs from both the information presented in the CD&A and in the Summary Compensation Table, because it calculates actual compensation based on different methodologies, including the value of outstanding unvested stock awards as of December 31, 2023.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	57

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					Average SCT	Average Compensation	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Ali Dibadj ($)	Summary Compensation Table Total for Richard Weil ($)	Compensation Actually Paid to Ali Dibadj ($)(1)	Compensation Actually Paid to Richard Weil ($)(1)	Total for Non-PEO Named Executive Officers ($)	Actually Paid to Non-PEO Named Executive Officers ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (millions) ($)	Adjusted Operating Margin (%)(4)(5)
2023	10,113,098	—	12,258,411	—	2,361,882	2,925,173	153.98	168.44	393.0	30.9
2022	7,947,815	4,515,893	8,027,246	(2,057,211)	3,259,428	2,559,255	113.22	128.15	372.4	33.8
2021	—	9,317,046	—	15,802,892	2,613,369	3,185,241	190.36	171.06	620.0	43.4
2020	—	8,388,794	—	12,221,851	2,046,390	2,565,353	141.94	115.88	130.3	38.1

(1)	The amounts in the following table represent each of the amounts deducted and added to the equity award values for our Principal Executive Officer (“PEO”), which in our case is the CEO, for the applicable year for purposes of computing the CAP amounts appearing in these columns of the Pay Versus Performance Table:
Year	PEO Name	Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)(i)	Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($)	Fair Value of Awards Granted and Vested in the Applicable Year ($)	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Dollar Value of Any Dividends or Other Earnings Paid on Stock Awards Prior to the Vesting Date ($)(ii)	Total Equity Value Adjustments Reflected in Compensation Actually Paid ($)(iii)
2023	Ali Dibadj	(5,950,035)	6,537,666	928,538	—	280,749	348,395	2,145,313
2022	Ali Dibadj	(5,000,022)	4,916,409	—	—	—	163,044	79,431
2022	Richard Weil	(1,000,027)	697,321	(2,409,840)	—	(3,895,246)	34,688	(6,573,104)
2021	Richard Weil	(1,950,007)	3,607,008	4,928,291	—	(101,092)	1,646	6,485,846
2020	Richard Weil	(1,856,267)	3,151,292	2,504,043	—	3,233	30,756	3,833,057
(i)	Represents the deduction of amounts reported in the Stock Awards column of the Summary Compensation Table.
(ii)	Represents dividends paid or accrued on stock awards for the applicable year, prior to the vesting date(s) that are not otherwise reflected in the CAP to the applicable PEO.
(iii)	Represents the total adjustments to the Summary Compensation Table in respect of equity awards for the applicable year, as reflected in CAP.

(2)	The amounts in the following table represent each of the amounts deducted and added to the equity award values for the non-PEO NEOs for the applicable year for purposes of computing the CAP amounts appearing in the Pay Versus Performance Table:

Year	NEO Names	Grant Date Fair Value of Equity Awards Granted During Applicable Year ($)	Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($)	Fair Value of Awards Granted and Vested in the Applicable Year ($)	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Dollar Value of Any Dividends or Other Earnings Paid on Stock Awards Prior to the Vesting Date ($)(i)	Total Equity Value Adjustments Reflected in Compensation Actually Paid ($)(ii)
2023(iii)	2023 AVERAGE	(1,015,966)	1,116,304	294,447	—	56,082	112,424	563,291
2022(iv)(v)	2022 AVERAGE	(1,875,254)	1,320,305	(377,728)	474,002	(340,406)	98,908	(700,173)
2021(vi)	2021 AVERAGE	(547,511)	781,573	284,199	—	(11,677)	65,288	571,872
2020(vii)	2020 AVERAGE	(444,495)	692,739	249,241	—	(32,744)	54,222	518,963
(i)	Represents dividends paid or accrued on stock awards for the applicable year, prior to the vesting date(s) that are not otherwise reflected in the CAP to the non-PEO NEOs.
(ii)	Represents the total adjustments to the Average Summary Compensation Table Total in respect of equity awards for the applicable year, as reflected in CAP.

(iii)	2023 NEOs include: Messrs. Thompson and Lowry and Mses. Fogo and Rosenberg.
(iv)	2022 NEOs include: Mr. Thompson, Mses. Cain, Fogo, Rosenberg, and Tiphani Krueger, former Global Head of Human Resources. Mr. Thompson served as our Interim Chief Executive Officer from April 1, 2022, until Mr. Dibadj’s appointment on June 21, 2022. In connection with Mr. Thompson’s interim role, he continued to receive the same salary he received in 2022 for his role as Chief Financial Officer. Accordingly, Mr. Thompson’s 2022 compensation has been included in the average compensation column for our non-PEO NEOs.

(v)	In 2021, the Compensation Committee considered the uncertainty caused by the former CEO’s retirement, combined with an increase in shareholder activism, and decided to grant one-time Transition Awards to each of the NEOs to reinforce leadership stability. Such awards were granted in February 2022 after the end of the 2021 performance year. An unintended consequence of this timing is that the Transition Awards are included in 2022 compensation, which could be interpreted to suggest that our NEOs received compensation increases for disappointing performance in 2022 rather than the performance year in which the value was determined.

(vi)	2021 NEOs include: Mr. Thompson, Mses. Cain, Fogo, and Rosenberg.
(vii)	2020 NEOs include: Mr. Thompson, Mses. Cain, Fogo, and Rosenberg.

(3)	The companies included in the peer group TSR calculations are the publicly traded companies included in the S&P US BMI Asset Management & Custody Banks Index used by the Company for purposes of disclosing our cumulative TSR in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The S&P US BMI Asset Management & Custody Banks Index is a market-value weighted index of 40 asset management companies.
(4)	In addition to financial results reported in accordance with GAAP, we report certain financial measures on a non-GAAP basis. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may differ from the non-GAAP financial measures used by other companies. For additional information, see Annex A, “Reconciliation of Non-GAAP Financial Measures”.
(5)	Adjusted operating margin is adjusted operating income divided by adjusted revenue for 2023. This measure has been designated as the “Company-Selected Measure” for 2023, in accordance with SEC rules, and represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to our NEOs in 2023.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	58

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Description of the Relationship Between Pay and Performance

Using the values reflected in the Pay Versus Performance table, below are graphical representations of the relationship for the last four fiscal years:

■	between the CAP to the PEO and each of the Company’s (x) TSR, (y) net income, and (z) the “Company-Selected Measure”;
■	between the average CAP to the other NEOs and each of the Company’s (x) TSR, (y) net income, and (z) the “Company-Selected Measure”; and
■	between the Company’s TSR and the TSR of the peer group for which disclosure is included in the Pay Versus Performance table.

Compensation Actually Paid vs. TSR

Compensation Actually Paid (CAP) in thousands (USD)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Total Shareholder Return
200
180
160
140
120
100
80
60
40
20
0
141.94
190.36
113.22
153.98
2020
2021
2022
2023
CAP to PEO[1]
Avg CAP to non-PEO NEOs
TSR

Compensation Actually Paid vs. Adjusted Operating Margin

Compensation Actually Paid (CAP) in thousands (USD)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Adjusted Operating Margin
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
38.1%
43.4%
33.8%
30.9%
2020
2021
2022
2023
CAP to PEO[1]
Avg CAP to non-PEO NEOs
Adjusted Operating Margin

Compensation Actually Paid vs. Net Income

Compensation Actually Paid (CAP) in thousands (USD)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Net Income in millions (USD)
700
600
500
400
300
200
100
0
130.3
620.0
372.4
393.0
2020
2021
2022
2023
CAP to PEO[1]
Avg CAP to non-PEO NEOs
Net Income (millions)

Note:	The SEC requires companies to compare CAP to our NEOs (including the PEO) and net income, however, we do not rely on net income in the determination of NEO compensation.

(1)	The “CAP to PEO” amounts for 2023 and 2022 represent compensation paid to Ali Dibadj. “CAP to PEO” amounts for 2021 and 2020 represent compensation paid to Richard Weil.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	59

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Most Important Performance Measures to Determine Compensation Actually Paid

The four items below represent the most important performance measures we used to determine CAP to our NEOs in 2023, as described in the “Compensation Discussion and Analysis” section titled “2023 Compensation for the CEO and Other NEOs”.

Most Important Performance Measures
Adjusted Operating Margin
Annual Net New Revenue
Total Shareholder Return
% Assets Outperforming Benchmarks

CEO Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of Mr. Ali Dibadj, our CEO, and our employees (other than our CEO).

For 2023, our median employee was identified by calculating 2023 compensation for all employees, excluding our CEO, who were employed on December 31, 2023. All active employees were included, whether employed on a full-time or part-time basis. 2023 total compensation included base salary plus variable compensation (including sales commissions if applicable) before deferrals. Variable compensation was annualized for employees who were hired after the start of the 2023 fiscal year. Compensation to our non-US employees was converted to US dollars based on the average monthly exchange rates for the 2023 fiscal year.

Upon identifying the median employee, total compensation was calculated for this individual using the same methodology as used for the CEO (and other NEOs) in the Summary Compensation Table. Accordingly, our median employee’s 2023 annual total compensation was $150,994. In 2023, Mr. Dibadj had an annual total compensation of $10,113,098, as reflected in the Summary Compensation Table. As a result for 2023, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (other than our CEO) was 67 to 1.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board or our Human Capital and Compensation Committee. None of the individuals who served on our Human Capital and Compensation Committee during 2023, and none of our current Human Capital and Compensation Committee members, are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of our Human Capital and Compensation Committee or who served as members of our Human Capital and Compensation Committee during 2023 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	60

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Equity Compensation Plan Information

The following table presents information, determined as of December 31, 2023, about outstanding awards and shares remaining available for issuance under our equity-based LTI plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)		Weighted-average exercise price of outstanding options, warrants and rights ($)(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by shareholders	557,563	(1)	23.14	(2)	9,330,267	(3)
TOTAL	557,563		—		9,330,267

(1)	Includes awards outstanding under the Save as You Earn Plan and performance share units issued under the 2022 Deferred Incentive Plan to the CEO and certain Executive Committee members. There are an additional 3,928 options and 4,884,487 restricted stock units outstanding under the Company’s equity compensation plans, which are not included in column (a) because shares have been purchased on the open market to cover their issuance and such shares are therefore already reflected in the Company’s financial statements as currently outstanding shares of common stock.
(2)	The Save As You Earn Plan had 281,026 shares outstanding with a weighted average exercise price of $23.14 as of December 29, 2023. The performance share units are full value awards and do not have an exercise price, and, therefore, PSUs are not included in the weighted-average exercise price in column (b).
(3)	Includes shares remaining available for future issuance under the 2022 Deferred Incentive Plan as of December 31, 2023. None of the Company’s other shareholder-approved equity plans contain a specified share pool.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	61

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PROPOSAL 2
ADVISORY SAY-ON-PAY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related SEC rules promulgated thereunder, we are asking our shareholders to cast a non-binding advisory vote to approve the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program are to attract and retain individuals critical to our long-term success by providing total reward opportunities that, subject to performance:

■	are competitive within our defined markets;
■	fully align pay with our strategic priorities and reinforce a strong performance culture through rewards that reflect Company-wide, department, team, and individual performance;
■	align management, client, and shareholder interests by deferring a significant portion of compensation into Company stock awards;
■	manage risk-taking and conflicts of interest in our incentive plans, maintaining an appropriate balance between base salary, short-term cash incentives, and long-term deferred incentives; and
■	ensure that compensation processes and procedures comply with regulatory requirements, are consistent with market practice, and include effective risk management controls.

We urge our shareholders to review the “Executive Compensation” section of this Proxy Statement, including the compensation tables and related narrative discussion included therein for more information.

The text of the resolution in respect of Proposal 2 (which is proposed as an ordinary resolution) is as follows:

RESOLVED, that the shareholders of the Company hereby approve, on a nonbinding basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis and in the other tabular and narrative executive compensation disclosures in this Proxy Statement.

Vote Required and Recommendation

As an advisory vote, this proposal is not binding upon us. However, our Human Capital and Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. This proposal will be approved, on an advisory basis, if the number of votes cast “FOR” exceeds 50% of the total number of votes cast on this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	62

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RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Related Party Transaction Policy provides that related party transactions must be approved in advance by the Audit Committee. Related party transactions include any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons may include the Company’s directors, executive officers, significant shareholders, and immediate family members and affiliates of such persons.

Although the Audit Committee does not have detailed written procedures concerning the approval of related party transactions, our Related Party Transaction Policy provides that the Audit Committee will consider all relevant facts and circumstances in reviewing transactions subject to the policy, including:

■	whether the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders;
■	the terms of the transaction and the terms of similar transactions available to unrelated parties or employees generally;
■	the availability of other sources for comparable products or services;
■	the benefits to the Company;
■	the impact on the director’s independence, if the transaction is with a director or an affiliate of a director; and
■	the possibility that the transaction may raise questions about the Company’s honesty, impartiality, or reputation.

Related Party Transactions

Certain of our directors and executive officers, as well as their immediate family members, from time to time may personally invest in Janus Henderson funds on substantially the same terms and conditions as other similarly situated investors who are not our directors, officers, or employees.

Except as described below, none of our directors, executive officers, or their immediate family members has or has had any material interest in any transaction in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K. There are no outstanding loans or guarantees provided by us or any of our subsidiaries for the benefit of our directors or executive officers.

In the ordinary course of their asset management businesses, subsidiaries of the Company may from time to time invest client assets (i) in companies for which one or both of Mr. Baldwin and Mr. Frank serves as a director or in which Mr. Baldwin, Mr. Frank, their affiliates or investment funds managed by Trian and/or its affiliates may be significant stockholders or (ii) in investment funds or other investment vehicles managed by Trian and/or its affiliates.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	63

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Shareholders

The table below sets forth information regarding beneficial ownership of our outstanding common stock as of March 12, 2024, or as otherwise noted, by beneficial owners of more than 5% of our outstanding common stock who have publicly disclosed their ownership. We have no knowledge of any arrangement that would, at a subsequent date, result in a change-in-control of the Company.

	Shares of Common Stock Beneficially Owned
Name	Number	Percentage
Trian Fund Management, L.P.(1)	31,867,800	19.8%
BlackRock, Inc.(2)	16,596,612	10.3%
Silchester International Investors LLP(3)	14,888,669	9.2%
The Vanguard Group Inc.(4)	13,580,920	8.4%
The Capital Group Companies, Inc.(5)	9,927,848	6.2%
(1)	Information is based on a Schedule 13D/A filed with the SEC on June 2, 2023, by Trian Fund Management, L.P. All shares are directly held by Trian Partners AM Holdco II, Ltd. (“Trian AM Holdco”), of which Trian serves as the management company and therefore shares dispositive power and voting power with respect to such shares. The address of Trian is 280 Park Avenue, 41st Floor, New York, NY 10017.
(2)	Information is based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 24, 2024, relating to such shares beneficially owned as of December 31, 2023. Such report provides that BlackRock has (i) sole voting power with respect to 15,956,949 shares, (ii) shared voting power with respect to 0 shares, (iii) sole dispositive power with respect to 16,596,612 shares and (iv) shared dispositive power with respect to 0 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(3)	Information is based on a Schedule 13G/A filed by Silchester International Investors LLP (“Silchester”) with the SEC on January 9, 2024, relating to such shares beneficially owned as of December 31, 2023. Such report provides that Silchester has (i) sole voting power with respect to 0 shares, (ii) shared voting power with respect to 14,888,669 shares, (iii) sole dispositive power with respect to 0 shares and (iv) shared dispositive power with respect to 14,888,669 shares. Silchester’s address is 780 Third Avenue, 42nd Floor, New York, NY 10017.
(4)	Information is based on a Schedule 13G/A filed by The Vanguard Group Inc. (“Vanguard”) with the SEC on February 13, 2024, relating to such shares beneficially owned as of December 31, 2023. Such report provides that Vanguard has (i) sole voting power with respect to 0 shares, (ii) shared voting power with respect to 72,017 shares, (iii) sole dispositive power with respect to 13,370,371 shares and (iv) shared dispositive power with respect to 210,549 shares. Vanguard’s address is 100 Vanguard Blvd. Malvern, PA 19355.
(5)	Information is based on (i) a Schedule 13G filed by Capital Research Global Investors (“Capital Research”) with the SEC on February 9, 2024, relating to such shares beneficially owned as of December 31, 2023, which report provides that Capital Research has (i) sole voting power with respect to 8,727,807 shares, (ii) shared voting power with respect to 0 shares, (iii) sole dispositive power with respect to 8,727,807 shares and (iv) shared dispositive power with respect to 0 shares and (ii) a Form 13F-HR filed by Capital World Investors (“Capital Investors”) with the SEC on February 13, 2024, which report provides that Capital Investors has (i) sole voting power with respect to 1,200,041 shares, (ii) shared voting power with respect to 0 shares, (iii) sole dispositive power with respect to 1,200,041 shares and (iv) shared dispositive power with respect to 0 shares. Capital Research and Capital Investors are affiliated with The Capital Group Companies, Inc., and their address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

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Security Ownership of Management

The table below sets forth information regarding beneficial ownership of our outstanding common stock as of March 12, 2024, by (i) each Named Executive Officer (as defined above), (ii) each member of our Board of Directors, and (iii) all of our Named Executive Officers and directors as a group. Unless otherwise stated below, the principal address of each person is c/o Janus Henderson Group plc, 201 Bishopsgate, London EC2M 3AE, United Kingdom.

	Shares of Common Stock Beneficially Owned(1)
Name	Number	Percentage
John Cassaday, Chair of the Board of Directors	20,693	*
Ali Dibadj, CEO and Director	41,570	*
Brian Baldwin, Director(2)	0	*
Kalpana Desai, Director	25,398	*
Kevin Dolan, Director	20,171	*
Eugene Flood Jr., Director	12,572	*
Josh Frank, Director(3)	0	*
Alison Quirk, Director	4,649	*
Leslie F. Seidman, Director	4,068	*
Angela Seymour-Jackson, Director	19,387	*
Anne Sheehan, Director	4,981	*
Georgina Fogo, Chief Risk Officer	71,184	*
James R. Lowry, Global Chief Operating Officer	21,776	*
Michelle Rosenberg, Chief Administrative Officer and General Counsel	64,083	*
Roger Thompson, Chief Financial Officer	96,093	*
All Directors and Named Executive Officers as a Group (15 Persons)	32,274,425(4)	20.0%

*	Less than 1% of the outstanding shares.
(1)	Ownership, both direct and indirect, is based on the number of shares outstanding as of March 12, 2024. Unvested PSUs and RSUs are excluded from this table, but unvested RSUs that will vest within 60 days of March 12, 2024, and any shares that may be acquired upon the exercise of options within 60 days of March 12, 2024, are included.
(2)	Mr. Baldwin is a Partner at Trian, which beneficially owns an additional 31,867,800 shares. Mr. Baldwin disclaims beneficial ownership of these additional shares held by Trian.
(3)	Mr. Frank is a Partner at Trian, which beneficially owns an additional 31,867,800 shares. Mr. Frank disclaims beneficial ownership of these additional shares held by Trian.
(4)	Includes 31,867,800 shares beneficially owned by Trian and affiliates, as described in footnote (1) to the table under “Security Ownership of Principal Shareholders.” Each of Mr. Baldwin and Mr. Frank disclaims beneficial ownership of these shares held by Trian.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	65

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OUR EXECUTIVE OFFICERS

In addition to Ali Dibadj, whose information is set forth above under “Board Nominee Biographies,” below is a list of our executive officers as of the date of this Proxy Statement.

GEORGINA FOGO Chief Risk Officer Age 50

Georgina Fogo is Chief Risk Officer at Janus Henderson Investors, a position she has held since joining the Company in 2018. She is responsible for the Global Risk and Compliance functions. Ms. Fogo reports to the CEO and is a member of the Executive Committee. She also chairs the Diversity, Equity, and Inclusion Committee and the Ethics and Conflicts Committee. She came to Janus Henderson from BlackRock, where she served in various roles since 2009, most recently as Managing Director and Global Chief Compliance Officer from 2015. Prior to BlackRock, she had numerous positions with Barclays Global Investors Limited (BGI) from 2002, the last being Principal, Head of Product Advisory Compliance based in San Francisco. Earlier, she was with Merrill Lynch Investment Managers in various roles from 1998.

Ms. Fogo received a BA in history and political science and an MA (honors) in political science from the University of Auckland, New Zealand. She holds the Investment Management Certificate and has over 25 years of financial industry experience.

JAMES R. LOWRY Global Chief Operating Officer Age 57

James R. (JR) Lowry is Global Chief Operating Officer at Janus Henderson Investors, a position he has held since joining the Company in 2021. He oversees Operations, Technology, Data Change Management, Operational Transformation, Facilities, and our Luxembourg management company. He is also a member of the Janus Henderson Executive Committee. Prior to this, he held numerous roles with State Street from 2010, including Chief Administrative Officer of Charles River Development, Head of Global Exchange and most recently Chief Operating Officer and Interim Head of Analytics at State Street Alpha, State Street Corporation’s front-to-back Investment Management Platform division. Before State Street, he held Senior Vice President roles with Fidelity Investments from 2006 and with McKinsey & Company from 1994, where he progressed to Partner. Mr. Lowry began his career as an officer in the United States Air Force in 1988, where he advanced to the rank of Captain.

Mr. Lowry received a BS in engineering from Duke University (summa cum laude), an MS in electrical engineering from Northeastern University, and an MBA from Harvard Business School. He serves on the advisory board of Boston’s Institute of Contemporary Art and is a regular fundraiser for cancer research. He has over 28 years of global industry experience.

MICHELLE ROSENBERG Chief Administrative Officer and General Counsel Age 50

Michelle Rosenberg is Chief Administrative Officer and General Counsel at Janus Henderson Investors. Previously, she was Senior Vice President, Head of Legal, North America from 2017 and became General Counsel and Company Secretary in 2018 before assuming her current role in 2024. Before this, Ms. Rosenberg was Deputy General Counsel of Janus Capital Group. In her current role, she is responsible for global oversight of the Legal, Corporate Communications, Brand, Creative and Digital, Corporate Affairs, Internal Audit, and Corporate Secretariat teams. She is President and Chief Executive Officer of the Janus Investment Fund and the Janus Aspen Series. She represents Janus Henderson with global regulators and industry groups and serves several management committees, including Janus Henderson’s Executive Committee and the Diversity, Equity, and Inclusion Committee. She also sits on the Board of Trustees for Bates College and is a member of the Board of Directors for ICI Mutual Insurance Company. Earlier, Ms. Rosenberg worked at Fidelity Management & Research Company supporting legal initiatives, including investment advisory and investment company issues.

Ms. Rosenberg received a BA degree from Bates College and a juris doctorate from the University of Florida, Levin College of Law. She has over 26 years of financial industry experience.

ROGER THOMPSON Chief Financial Officer Age 56

Roger Thompson is Chief Financial Officer at Janus Henderson Investors, a position he has held since 2013. He is also a member of Janus Henderson’s Executive Committee. He joined the Company from J.P. Morgan Asset Management, where most recently he was Global Chief Operating Officer. Previously, he was Head of UK and prior to that was International CFO. Mr. Thompson held a broad range of roles at J.P. Morgan and worked in Tokyo, Singapore, and Hong Kong. He trained as an accountant with PricewaterhouseCoopers.

Mr. Thompson graduated with a BA (honors) in accountancy and economics from Exeter University. He is a chartered accountant and has over 30 years of financial industry experience.

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PROPOSAL 3
RENEWAL OF THE BOARD’S AUTHORITY TO REPURCHASE COMMON STOCK

The Board believes that it is advantageous to renew the authority for the Company to repurchase its own shares in certain circumstances. Under our Articles of Association, the Company may repurchase its own shares subject to and in accordance with the Companies (Jersey) Law 1991 (“Jersey Companies Law”), which generally requires authorization by a special resolution approved by shareholders. Accordingly, the Board proposes to seek this authority in a form consistent with the Jersey Companies Law and US securities laws.

Proposal 3, which will be proposed as a special resolution in accordance with Jersey law, seeks shareholders’ approval of the purchase by the Company of a maximum number of shares which is 16,173,407, representing approximately 10% of the issued share capital of the Company as of February 23, 2024.

The authority sought by this resolution will expire the earlier of (i) the conclusion of the Company’s 2025 Annual Meeting or (ii) November 1, 2025.

The Board will continuously review a possible repurchase of shares, taking into account the Company’s financial position, share price and other investment opportunities. The Board would use this authority only if it believes at the time that such purchase would be in the best interests of shareholders generally.

Any purchases of common stock would be by means of market purchases. The special resolution below sets the maximum and minimum prices for any such purchases. Common stock purchased under this authority may be held as treasury shares. The Jersey Companies Law allows the Company to purchase and hold treasury shares in its issued capital rather than cancelling those shares. Treasury shares do not carry voting rights and have no entitlement to dividends. Treasury shares may be cancelled, sold, or used to meet the Company’s obligations under its employee share plans. Any shares of common stock purchased, but not held as treasury shares, would be cancelled.

As of February 23, 2024, pursuant to the authority approved by shareholders at the 2023 Annual Meeting, the Company repurchased on the open market 5,428,631 shares of common stock since the 2023 Annual Meeting. Purchases include shares repurchased as part of the corporate buyback program and for the purpose of making grants to executives and employees. Such authority will expire at the close of the 2024 Annual Meeting, unless renewed by shareholders.

The text of the resolution in respect of Proposal 3 (which is proposed as a special resolution) is as follows:

RESOLVED, that, pursuant to Article 57 of the Companies (Jersey) Law 1991, the Company be and is hereby generally and unconditionally authorized to make purchases on a stock exchange of its common stock, subject to the following conditions:

■	the maximum number of shares of common stock authorized to be purchased is 16,173,407;
■	the minimum price (exclusive of expenses) that may be paid for a share of common stock is $1.50 par value per share;
■	the maximum price (exclusive of expenses) that may be paid for each share of common stock is an amount that is equal to 105% of the average closing stock price of the preceding five trading days on the New York Stock Exchange;
■	this authority shall expire the earlier of (i) the conclusion of the Company’s 2025 Annual Meeting or (ii) November 1, 2025;
■	a contract to purchase shares under this authority may be made before this authority expires, and concluded in whole or in part after this authority expires; and
■	pursuant to Article 58A of the Companies (Jersey) Law 1991, the Company may hold as treasury shares any shares of common stock of the Company purchased pursuant to the authority conferred in this resolution.

Vote Required and Recommendation

As a special resolution, this proposal will be approved if the number of votes cast “FOR” equals or exceeds two-thirds of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SPECIAL RESOLUTION GRANTING AUTHORITY TO REPURCHASE COMMON STOCK.

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PROPOSAL 4
REAPPOINTMENT AND REMUNERATION OF AUDITORS

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s auditors. The Audit Committee evaluates the selection of the Company’s auditors each year and determines whether to reappoint the current auditors or consider other firms. Certain key factors that the Audit Committee considers as part of this evaluation include the quality or service provided, the benefits of tenure versus fresh perspective, business acumen, auditor independence, and the appropriateness of fees relative to both efficiency and audit quality. Based on its annual review, the Audit Committee believes that the continued retention of PricewaterhouseCoopers LLP (“PwC”) as our auditors is in the best interests of the Company and our shareholders. Therefore, the Audit Committee has reappointed PwC, which has served as the Company’s auditors since 2019, to serve as the Company’s auditors.

Pursuant to the Jersey Companies Law, shareholders are required to approve the reappointment of the Company’s auditors each year, and the appointment runs until the conclusion of the next annual general meeting (unless the auditors are removed by resolution of shareholders in a general meeting). Shareholders are also requested to ratify the appointment of PwC as the Company’s independent registered public accounting firm for purposes of US securities laws for the fiscal year ending December 31, 2024, and to authorize the directors to determine the fees to be paid to the auditors.

The text of the resolution in respect of Proposal 4 (which is proposed as an ordinary resolution) is as follows:

RESOLVED, that PricewaterhouseCoopers LLP be appointed as the auditors of the Company from the conclusion of this 2024 Annual Meeting until the conclusion of the Company’s 2025 Annual Meeting, that the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2024, be ratified, and that the directors be authorized to determine the fees to be paid to the auditors.

Representatives of PwC are expected to be present at the 2024 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Vote Required and Recommendation

As an ordinary resolution, this proposal will be approved if the number of votes cast “FOR” exceeds 50% of the total number of votes cast on this matter. Abstentions and broker non-votes are not considered votes cast and will not impact the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR AUDITORS, TO RATIFY THEIR APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND TO AUTHORIZE THE DIRECTORS TO DETERMINE THE FEES TO BE PAID TO THE AUDITORS.

Pre-Approval Policy

All services performed by PwC were approved in accordance with the approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax and other services that our independent auditor may perform. Under the policy, any service to be provided to the Company by its independent auditor must be pre-approved by the Audit Committee. Generally, pre-approval is provided at regularly scheduled committee meetings, however, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Audit Committee Chair. The Audit Committee Chair must update the Audit Committee at the next regularly scheduled committee meeting of any services that were granted specific approval.

The Audit Committee generally approves a narrow range of fees associated with each proposed service to incorporate appropriate oversight and control of the independent auditor relationship.

At each meeting, the Audit Committee reviews the status of services and fees incurred year-to-date against the original approved services and the forecast of remaining services and fees for the fiscal year.

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Fees Incurred for Auditor

The following table shows the fees paid or accrued by the Company and its consolidated funds for audit and other services provided by PwC for fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit fees(1)	$4,696,593	$4,532,932
Audit-related fees(2)	528,486	336,301
Tax fees(3)	21,332	16,273
All other fees(4)	824,684	825,125
TOTAL	$6,071,095	$5,710,631

(1)	Audit services consisted of the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, reviews of the condensed consolidated financial statements included in its quarterly reports on Form 10-Q, attestation work required by Section 404 of the Sarbanes-Oxley Act of 2002, and other audit services that are normally provided in connection with statutory or regulatory filings.
(2)	Audit-related fees consisted of financial accounting and SEC reporting consultations, issuance of consent letters, audit of the Company’s benefit plans, and other audit services not required by statute or regulation.
(3)	Tax compliance fees consisted of tax return filings for certain foreign jurisdictions and assistance with tax audits and miscellaneous state and federal income tax-related issues.
(4)	All other fees are associated with our ETFs and fees associated with the Finance Conduct Authority (FCA) Client Assets Sourcebook (CASS) audit.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of PwC.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the Company’s financial reporting process. The Audit Committee’s responsibilities include, among others: (i) overseeing the integrity of the Company’s financial statements; (ii) evaluating the qualifications, independence, and performance of the Company’s independent auditors; (iii) reviewing the organizational structure and qualifications of the members of the Company’s internal Audit department; and (iv) obtaining reports from management and the independent auditors concerning the Company’s compliance with applicable legal and regulatory standards. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations. For more information about our Audit Committee’s responsibilities, see our Audit Committee Charter, which is available on the Company’s website at ir.janushenderson.com under “Corporate Governance – Governance Policies & Statements.”

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements for the year ended December 31, 2023. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

The Audit Committee

Leslie F. Seidman (Chair)
Kalpana Desai

Kevin Dolan
Anne Sheehan

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING

When and where will the 2024 Annual Meeting be held?

The 2024 Annual Meeting will be held on Wednesday, May 1, 2024, at 2:00 p.m. (Denver time) at our Denver office, located at 151 Detroit Street, Denver, Colorado 80206, USA.

How do I attend?

To attend the 2024 Annual Meeting in person, you must be entitled to vote, as described below. If you cannot attend the Meeting in person, you can listen to the Meeting via a listen-only webcast. A link to the webcast will be accessible from www.janushenderson.com/AGM2024 prior to the Meeting.

Shareholders also can listen to the Meeting via a listen-only dial-in by calling:

United States and Canada	800 225 9448 (toll free)
United Kingdom	0800 048 7798 (toll free)
All other countries	+1 203 518 9708
Conference ID	JHGROUP

Because the webcast and dial-in will be listen-only, listening to the webcast or dial-in will not constitute formal attendance at the 2024 Annual Meeting and you will not be able to vote or ask questions through the webcast or dial-in. Please submit your proxy voting instructions as soon as possible through one of the methods described below to ensure your votes are counted at the Meeting.

When is the Record Date?

The Record Date is March 12, 2024. On that date, the Company had 161,247,374 shares of common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote.

Who may vote?

You are entitled to vote or direct the voting of your shares if, on the Record Date, you were a:

■	shareholder of record or a beneficial owner of shares in “street name” as of 5:00 p.m. (New York time);
■	holder of Janus Henderson Depository Interests (“UK DIs”) through CREST as of 5:00 p.m. (London time); or
■	holder of UK DIs via the Janus Henderson Corporate Sponsored Nominee Facility (“CSN”) as of 5:00 p.m. (London time).

How do I vote?

There are different voting procedures depending on whether you hold your Company shares as common stock listed on the NYSE or UK DIs held through CREST or via the CSN. To vote, please:

■	read the following instructions carefully to understand the voting arrangements that apply to you; and
■	submit your proxy or voting instructions by the times detailed in the “What are the voting deadlines” section below.

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Holders of Common Stock Listed on NYSE

Shareholders of Record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with Computershare, our transfer agent. You can submit your proxy using any of the methods described below prior to the applicable deadline. For information on the applicable deadline, please see “What are the voting deadlines?” below.

By Internet. You may submit your proxy online at www.investorvote.com/JHG or by scanning the QR code provided on the proxy card or Notice of Internet Availability of Proxy Materials. You will need the Control Number provided on your proxy card or the Notice of Internet Availability of Proxy Materials.
By Telephone. You may submit your proxy by phone 24 hours a day by calling 1-800-652-8683.
By Mail. If you received your proxy materials by mail, you may submit your proxy card by using the enclosed postage-paid envelope.
At the Meeting. Submitting a proxy now will not limit your right to change your vote at the 2024 Annual Meeting if you attend the Meeting in person. For information about attending the Meeting, please see “How do I attend?” above.

Beneficial Owners. If your shares of common stock were not held directly in your name at the close of business on the Record Date but rather in an account with a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and have the right to instruct your broker on how to vote your shares. To do so, you must provide voting instructions to your broker by the deadline provided in the proxy materials you receive from your broker. If you do not provide voting instructions to your broker by the applicable deadline, your broker may vote your shares on your behalf only with respect to Proposal 4 – Reappointment and Remuneration of Auditors. Your broker is not permitted to vote on Proposals 1 through 3 if you do not provide voting instructions.

401(k) Participants. If you hold your common stock through the Janus Henderson Group plc 401(k) Plan, you may submit your proxy online at www.investorvote.com/JHG by the applicable voting deadline. Please refer to your voting instruction form for additional information on how to vote. For information on the applicable deadline, please see “What are the voting deadlines?” below.

Holders of UK Depositary Interests

If you are a holder of UK DIs through CREST or via the CSN, your holding represents an entitlement to vote your underlying shares of common stock by directing Computershare how to vote as your proxy using any of the methods described below. For information on the applicable deadline, please see “What are the voting deadlines?” below.

By Internet. You may submit your voting instruction online at www.investorcentre.co.uk/eproxy. You will be asked to enter the Control Number, your SRN, and your unique PIN which are detailed on the accompanying Form of Instruction (CREST) or Form of Direction (CSN). Alternatively, if you hold your UK DIs through CREST you may submit voting instructions through the CREST electronic voting appointment service by using the procedures described in the CREST manual (available from www.euroclear.com).
By Mail. If you received your proxy materials by mail, you may submit your voting instruction by returning your Form of Instruction (CREST) or Form of Direction (CSN) using the enclosed postage-paid envelope.
At the Meeting. If you would like to attend and vote in person at the 2024 Annual Meeting, please inform Computershare at csnditeam@computershare.co.uk, who will provide you with a Letter of Representation with respect to your UK DI holding that will enable you to attend and vote the shares underlying your interests at the Meeting on Computershare’s behalf. Your completed Letter of Representation must be delivered to a Computershare representative on Wednesday, May 1, 2024, before the Meeting commences at 2:00 p.m. (Denver time).

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What are the voting deadlines?

Holding Type	Voting via Internet	Voting via Telephone	Voting via Mail
Common Stock	11:59 p.m. (Denver time) on Tuesday, April 30, 2024.(1)	11:59 p.m. (Denver time) on Tuesday, April 30, 2024.	11:59 p.m. (Denver time) on Tuesday, April 30, 2024.
UK DIs (CREST)	9:00 a.m. (London time) on Friday, April 26, 2024	N/A	9:00 a.m. (London time) on Friday, April 26, 2024
UK DIs (CSN)	9:00 a.m. (London time) on Thursday, April 25, 2024	N/A	9:00 a.m. (London time) on Thursday, April 25, 2024
(1)	Holders of common stock through the Janus Henderson Group plc 401(k) Plan must submit their votes before 9:00 a.m. (New York time) on Monday, April 29, 2024.

What happens if I do not give specific voting instructions?

If you are a shareholder of record, your proxy may vote in his or her discretion with respect to any proposal for which you fail to provide voting instructions on. In addition, if you appoint the Chair of the Meeting, CEO, or Company Secretary as your proxy and fail to provide voting instructions, the Chair intends to vote your shares in accordance with the Board’s recommendations.

If you are a beneficial owner of common stock and fail to provide voting instructions to your broker, then your broker may vote your shares on your behalf only with respect to Proposal 4 – Reappointment and Remuneration of Auditors. Your broker is not permitted to vote on Proposals 1 through 3 if you do not provide voting instructions, which will result in a so-called “broker non-vote.”

If you are a holder of UK DIs and fail to provide voting instructions to Computershare with respect to any proposals, then Computershare is not permitted to vote your shares on those proposals.

What if I change my mind after I vote?

You can revoke your proxy at any time before your shares are voted if you:

■	submit a timely later-dated proxy or voting instruction form;
■	provide timely subsequent telephone or internet voting instructions; or
■	vote in-person at the Meeting.

What happens if other matters come up at the 2024 Annual Meeting?

If you are a shareholder of record or holder of UK DIs, your proxy will have discretion to vote as he or she thinks fit on any other business that may properly come before the Meeting, including amendments to any resolution, and at any adjourned or postponed meeting.

If you are a beneficial owner of common stock, your broker may vote your shares on your behalf only on “routine” matters that may properly come up at the Meeting.

We do not expect any other matters to come up at the meeting.

What constitutes a quorum?

The presence, in person or represented by proxy, of at least one-third of the Company’s issued and outstanding shares of common stock (excluding any shares held in treasury) entitled to vote at the Annual General Meeting as of the record date constitutes a quorum.

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How is it determined whether a matter has been approved?

In tabulating the voting results, only FOR and AGAINST votes are counted. Broker non-votes and abstentions are counted only for purposes of determining whether a quorum is present.

Proposal		Vote required to elect directors and adopt the other proposals	Board Vote Recommendation
1	Election of Directors	A nominee must receive the affirmative vote of a majority of the votes cast (ordinary resolution for each nominee)	“FOR” each director nominee
2	Advisory Say-on-Pay Vote on Executive Compensation	The affirmative vote of a majority of the votes cast (ordinary resolution)	“FOR”
3	Renewal of the Board’s Authority to Repurchase Common Stock	The affirmative vote of two-thirds of the votes cast (special resolution)	“FOR”
4	Reappointment and Remuneration of Auditors	The affirmative vote of a majority of the votes cast (ordinary resolution)	“FOR”

Who pays to prepare, mail, and solicit the proxies?

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, and electronic transmission on our behalf by directors, officers, or employees of the Company or its subsidiaries, without additional compensation. We will reimburse brokers and other nominees that are requested to forward soliciting materials to the beneficial owners of the shares they hold of record.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of the proxy materials?

We distribute our proxy materials to most shareholders over the Internet using “Notice and Access” delivery, as permitted by SEC rules. We elected to use this method for most shareholders because it reduces our print and mail costs and the environmental impact of the Meeting. See “Householding” below for additional information.

Where can I find the voting results of the 2024 Annual Meeting?

The preliminary voting results will be announced at the 2024 Annual Meeting. The final voting results will be disclosed by the Company in a Current Report on Form 8-K to be filed with the SEC within four business days following the Meeting and made available on the Company’s website at www.janushenderson.com/AGM2024.

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OTHER INFORMATION

This Proxy Statement includes website addresses and references to additional materials found on those websites. The information on our Corporate Governance webpage, the Responsibility Report, and any other information on our website that we may refer to herein is not incorporated by reference into, and does not form any part of, this Proxy Statement. Any targets or goals discussed in our Responsibility Report and in this Proxy Statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, statistics and metrics disclosed in this Proxy Statement and in the Responsibility Report are estimates and may be based on assumptions that turn out to be incorrect.

Forward-Looking Statements

Certain statements in this Proxy Statement not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions, and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this Proxy Statement include, but are not limited to, risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings or furnishings made by the Company with the SEC from time to time.

Shareholder Proposals for 2025 Annual Meeting

Shareholders who wish to present a proposal in accordance with SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials to be distributed in connection with our 2024 Annual Meeting must submit their proposals in accordance with that rule so they are received by the Company Secretary at the address set forth below no later than the close of business on November 22, 2024. If the date of our 2025 Annual Meeting is more than 30 days before or after May 1, 2025, then the deadline to timely receive such material will be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Our Articles of Association require that shareholders who intend to propose, outside of Rule 14a-8 under the Exchange Act, any resolution, including nominating candidates for election as directors, at our 2025 Annual Meeting must provide notice of such proposals in writing to our Company Secretary between the close of business on January 14, 2025, and the close of business on January 31, 2025. However, if the date of our 2025 Annual Meeting is more than 30 days before or more than 60 days after May 1, 2025, the shareholder’s notice must be delivered in writing (i) no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and (ii) no later than the close of business on the later of (a) the 90th day prior to such 2025 Annual Meeting or (b) the 10th day after public announcement of the date of such 2025 Annual Meeting is first made by the Company. The notice must set forth the information required by our Articles of Association.

Such proposals should be sent to our Company Secretary in writing to Janus Henderson Group plc, Attn: Company Secretary, 151 Detroit Street, Denver, Colorado 80206, USA. To be included in the Company’s proxy materials, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association and must be a proper subject for shareholder action under Jersey law.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act. To the extent any information is required by Rule 14a-19(b) that is not required under our Bylaws, it must be received by March 2, 2025.

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Householding

SEC rules permit companies and intermediaries (such as banks and brokers) to send a single copy of the proxy materials or Notice of Internet Availability of Proxy Materials, as applicable, to two or more shareholders who share the same address, subject to certain conditions. This “householding” rule benefits both the shareholders and the Company by reducing the volume of duplicate information shareholders receive, reducing the Company’s printing and mailing costs, and reducing the environmental impact of our meeting. Accordingly, a single copy of the Notice of Internet Availability of Proxy Materials (or proxy materials) will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders.

If one set of these documents was sent to your household for the use of all the Company’s shareholders in your household and one or more of you would prefer to receive additional sets, or if multiple copies of these documents were sent to your household and you want to receive one set, please contact our transfer agent, Computershare, P.O. Box 43078, Providence, RI 02940-3078, USA; toll-free 866-638-5573; or www.computershare.com/investor.

IF A BROKER, BANK, OR OTHER NOMINEE HOLDS YOUR SHARES, PLEASE CONTACT YOUR BROKER, BANK, OR OTHER NOMINEE DIRECTLY IF YOU HAVE QUESTIONS ABOUT DELIVERY OF MATERIALS, REQUIRE ADDITIONAL COPIES OF THE PROXY MATERIALS, OR WISH TO RECEIVE MULTIPLE COPIES OF THE PROXY MATERIALS, WHICH WOULD REQUIRE YOU TO STATE THAT YOU DO NOT CONSENT TO HOUSEHOLDING.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the auditors before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended December 31, 2023, will be presented to the shareholders at the 2024 Annual Meeting.

Shareholder Inquiries

For shareholder inquiries, please contact the Janus Henderson Group Share Registry.

United States

Janus Henderson Group Transfer Agent
P.O. Box 43078
Providence, RI 02940-3078

T: 866 638 5573 (toll free)
T: +1 781 575 2374

web.queries@computershare.com

United Kingdom

Janus Henderson Group Depositary
Computershare Investor Services
The Pavilions
Bridgwater Road
Bristol BS13 8AE

T: +44 (0)370 703 0109

web.queries@computershare.co.uk

Janus Henderson Group plc	Company registration number: 101484	ABN: 67 133 992 766
Registered office: 13 Castle Street, St Helier, Jersey JE1 1ES

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ANNEX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Company presents its financial results in US dollars and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management evaluates our profitability and our ongoing operations using additional non-GAAP financial measures that exclude costs or benefits that are not part of our ongoing operations. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. We have provided a reconciliation below of our non-GAAP financial measures to the most directly comparable GAAP measures.

	Year ended December 31, 2023	Year ended December 31, 2022	Year ended December 31, 2021
RECONCILIATION OF REVENUE TO ADJUSTED REVENUE
Revenue	$2,101.8	$2,203.6	$2,767.0
Management fees	(164.8)	(193.2)	(208.4)
Shareowner servicing fees	(172.4)	(185.2)	(214.7)
Other revenue	(118.7)	(119.9)	(131.0)
ADJUSTED REVENUE(1)	$1,645.9	$1,705.3	$2,212.9
RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES
Operating expenses	$1,618.1	$1,713.8	$1,946.1
Employee compensation and benefits(2)	(5.8)	(16.8)	—
Long-term incentive plans(2)	(1.2)	(21.1)	0.4
Distribution expenses(1)	(455.9)	(498.3)	(554.1)
General, administrative and occupancy(2)	(16.3)	(9.5)	(10.8)
Impairment of intangible assets(3)	—	(35.8)	(121.9)
Depreciation and amortization(3)	(1.7)	(3.7)	(7.8)
ADJUSTED OPERATING EXPENSES	$1,137.2	$1,128.6	$1,251.9
Adjusted operating income	508.7	576.7	961.0
Operating margin(4)	23.0%	22.2%	29.7%
Adjusted operating margin(5)	30.9%	33.8%	43.4%
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO JHG TO ADJUSTED NET INCOME ATTRIBUTABLE TO JHG
Net income (loss) attributable to JHG	$392.0	$372.4	$620.0
Employee compensation and benefits(2)	5.8	16.8	—
Long-term incentive plans(2)	1.2	21.1	(0.4)
General, administrative and occupancy(2)	16.3	9.5	10.8
Impairment of intangible assets(3)	—	35.8	121.9
Depreciation and amortization(3)	1.7	3.7	7.8
Investment gains (losses), net(6)	12.5	0.4	0.2
Other non-operating income (expenses), net(6)	28.6	0.3	(14.2)
Income tax provision(7)	(22.9)	(26.2)	(6.6)

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	77

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	Year ended December 31, 2023	Year ended December 31, 2022	Year ended December 31, 2021
Adjusted net income attributable to JHG	435.2	433.8	739.5
Less: allocation of earnings to participating stock-based awards	(12.4)	(13.1)	(21.1)
ADJUSTED NET INCOME ATTRIBUTABLE TO JHG COMMON SHAREHOLDERS	$422.8	$420.7	$718.4
Weighted-average common shares outstanding — diluted (two class)	160.5	162.0	168.5
Diluted earnings per share (two class)(8)	$2.37	$2.23	$3.57
Adjusted diluted earnings per share (two class)(9)	$2.63	$2.60	$4.26
(1)	We contract with third-party intermediaries to distribute and service certain of our investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by us and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees we collect are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, we perform the distribution and servicing activities and retain the applicable fees. Revenues for distribution and servicing activities performed by us are not deducted from GAAP revenue.
(2)	Adjustments for all periods presented include rent expense and other rent-related adjustments for subleased office space, and the acceleration of long-term incentive plan expense related to the departure of certain employees. The adjustments for the year ended December 31, 2023, also include a $9.3 million charge related to a separately-managed account trade error. JHG management believes these costs do not represent our ongoing operations.
(3)	Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. Adjustments also include impairment charges of our goodwill, certain mutual fund investment management contracts, client relationships and trademarks. JHG management believes these non-cash and acquisition related costs do not represent our ongoing operations.
(4)	Operating margin is operating income divided by revenue.
(5)	Adjusted operating margin is adjusted operating income divided by adjusted revenue.
(6)	Adjustments for the year ended December 31, 2023, include a provision for a credit loss and a contingent consideration fair value adjustment related to the 2022 sale of Intech, a correction due to an error of previously recognized earnings associated with an equity method investment and accumulated foreign currency translation adjustments related to liquidated JHG entities. Adjustments for the year ended December 31, 2022, primarily relate to accumulated foreign currency translation adjustments related to liquidated JHG entities, rental income from subleased office space and a one-time charge related to the sale of Intech. Adjustments for the year ended December 31, 2021, primarily relate to rental income from subleased office space and a one-time contingent consideration adjustment in relation to the sale of Geneva. JHG management believes these expenses do not represent our ongoing operations.
(7)	The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax deductible. Adjustments for the year ended December 31, 2023, were also impacted by the change to our state tax rate. As a result, the US deferred tax assets and liabilities were revalued from 23.9% to 23.5%, creating a non-cash deferred tax benefit of $8.8 million. In addition, the 2021 adjustment includes non-cash deferred tax expense resulting from the revaluation of certain UK deferred tax assets and liabilities due to the enactment of the Finance Act 2021, which increased the UK corporation tax rate from 19% to 25% beginning in April 2023.
(8)	Diluted earnings per share is net income attributable to JHG common shareholders divided by weighted average diluted common shares outstanding.
(9)	Adjusted diluted earnings per share is adjusted net income attributable to JHG common shareholders divided by weighted average diluted common shares outstanding.

JANUS HENDERSON GROUP PLC	■	2024 Proxy Statement	78

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Janus Henderson
GROUP PLC

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m. MDT on April 30, 2024 (9:00 a.m. EDT on April 29, 2024 for participants in the Janus Henderson Group plc 401(k) Plan).

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Go to **www.investorvote.com/JHG** or scan the QR code — login details are located in the shaded bar below.

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Annual General Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Resolutions — The Board of Directors recommends a vote FOR Proposals 1 - 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Brian Baldwin	☐	☐	☐	02 - John Cassaday	☐	☐	☐	03 - Kalpana Desai	☐	☐	☐
04 - Ali Dibadj	☐	☐	☐	05 - Kevin Dolan	☐	☐	☐	06 - Eugene Flood Jr.	☐	☐	☐
07 - Josh Frank	☐	☐	☐	08 - Alison Quirk	☐	☐	☐	09 - Leslie F. Seidman	☐	☐	☐
10 - Angela Seymour-Jackson	☐	☐	☐	11 - Anne Sheehan	☐	☐	☐				

	For	Against	Abstain
2. Advisory Say-on-Pay Vote on Executive Compensation.	☐	☐	☐
3. Renewal of Authority to Repurchase Common Stock.	☐	☐	☐
4. Reappointment and Remuneration of Auditors.	☐	☐	☐

The 'Abstain' option above is provided to enable you to abstain on any particular Resolution. However, it should be noted that an 'Abstain' vote is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution.

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The Janus Henderson Group plc 2024 Annual General Meeting of Shareholders
May 1, 2024 at 2:00 p.m. Mountain Daylight Time
151 Detroit Street
Denver, Colorado 80206

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/JHG

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Janus Henderson Group plc

Notice of the 2024 Annual General Meeting of Shareholders

Proxy Solicited by the Board of Directors for the 2024 Annual General Meeting — May 1, 2024

John Cassaday, Ali Dibadj, or Michelle Rosenberg, each with the power of substitution, are hereby authorized as proxy holder to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2024 Annual General Meeting of Shareholders of Janus Henderson Group plc to be held on May 1, 2024, or at any postponement or adjournment thereof.

This card also constitutes voting instructions for participants in the Janus Henderson Group plc 401(k) Plan. The undersigned hereby directs the applicable trustee to vote all common shares credited to the undersigned's account at the 2024 Annual General Meeting or any adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the shares represented by this proxy will be voted: (i) for the election of all nominees listed on the reverse side for the Board of Directors; (ii) for proposals 2, 3, and 4.

In his or her discretion, the proxy holder is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C Non-Voting Items

Change of Address — Please print new address below.